SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant       ☑
Filed by a Party other than the Registrant     ☐:
Check the appropriate box:      ☐

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MIDWEST BANC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Fellow Stockholders:

You are cordially invited to attend the 2007 annual meeting of stockholders of Midwest Banc Holdings, Inc. (the “Company”), Melrose Park, Illinois, which will be held on May 2, 2007, at 10:00 a.m., central time, at Dominican University Priory Campus, 7200 West Division Street, River Forest, Illinois 60305.

The attached Notice of the annual meeting and the Proxy Statement describe the formal business to be transacted at the meeting. Directors and officers of the Company as well as representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

The board of directors of the Company has determined that the matters to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the board unanimously recommends that you vote FOR each of the matters to be considered.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the board of directors and all of the employees of the Company and its subsidiaries, I thank you for your continued interest and support.

Sincerely yours,

James J. Giancola
President and Chief Executive Officer

April 2, 2007

501 West North Avenue    ●     Melrose Park, Illinois 60160

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
OF MIDWEST BANC HOLDINGS, INC.

Date:	Wednesday, May 2, 2007

Time:	10:00 a.m., Central Time

Place:	Dominican University Priory Campus 7200 West Division River Forest, Illinois 60305

Purposes:	1. To elect twelve Directors to serve on the board of directors until the annual meeting in 2008;

2. To ratify the appointment of the PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007; and

3. To transact such other business that may properly come before the annual meeting and any adjournments thereof, including whether to adjourn the meeting.

Who Can Vote:	Stockholders at the close of business on March 21, 2007 are entitled to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for review at our offices, 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the annual meeting, and will be available for review at the annual meeting.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope.

By Order of the board of directors,

Daniel R. Kadolph
Secretary

Melrose Park, Illinois
April 2, 2007

Your Vote Is Important. Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated. Please complete, sign and return the executed enclosed form of proxy in envelope provided.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
MIDWEST BANC HOLDINGS, INC.
TO BE HELD ON WEDNESDAY, MAY 2, 2007

TABLE OF CONTENTS

Solicitation and Voting Information	1
Security Ownership of Certain Beneficial Owners	4
Election of Directors	6
Corporate Governance	8
Section 16(a) Beneficial Ownership Compliance	10
Committees of the Board	10
Compensation Committee Report	13
Compensation Committee Interlocks and Insider Participation	14
Directors’ Compensation	14
Executive Compensation	15
Transactions with Certain Related Persons	38
Report of the Audit Committee	40
Ratification of Independent Registered Public Accounting Firm	41
Independent Accountant	42
Additional Information	44

PROXY STATEMENT
FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS OF
MIDWEST BANC HOLDINGS, INC.
To Be Held On Wednesday, May 2, 2007

Solicitation and Voting Information

This proxy statement, the accompanying proxy card and the annual report to stockholders of Midwest Banc Holdings, Inc. (the “Company” or “Midwest”) are being mailed on or about April 2, 2007. The board of directors of the Company is soliciting your proxy to vote your shares at the annual meeting of stockholders. The board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the meeting. This proxy statement provides you with information on these matters to assist you in voting your shares.

Why am I receiving this proxy statement?

Midwest’s board of directors is soliciting proxies for the meeting. You are receiving a proxy statement because you owned shares of Midwest common stock on March 21, 2007, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, proxy statement and proxy are being mailed to stockholders on or about April 2, 2007. If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record to see the options available to you.

What is a proxy?

A proxy is your legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the board the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the meeting if you own shares of our common stock at the close of business on our record date, March 21, 2007.

How many shares of common stock may vote at the meeting?

As of the record date, there were 25,141,200 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Investor Services, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

You can vote either in person at the meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Stockholders who vote by proxy do so by filling out the enclosed form of proxy, signing it, and mailing it in the enclosed postage-paid envelope.

Please refer to the specific instructions set forth on the enclosed proxy card.

If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the meeting.

What are the board’s recommendations on how I should vote my shares?

The board recommends that you vote your shares as follows:

Proposal 1 — FOR the election of twelve nominees for director with terms expiring at the next annual meeting of stockholders.

Proposal 2 — FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

What are my choices when voting?

Proposal 1 — You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposal 2 — You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the board of directors will vote your shares as follows:

Proposal 1 — FOR the election of all nominees for directors.

Proposal 2 — FOR the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

How many votes must be present to hold the meeting?

Under our by-laws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the meeting.

What if I don’t return my proxy card and don’t attend the meeting?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the election of directors and the ratification of the independent registered public accounting firm.

If you don’t give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors and the other proposal. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the meeting, are counted for quorum purposes, and other than for the election of directors, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the board to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspectors of voting; or

•	if the election is contested.

The inspector of election, a representative of our transfer agent, must comply with confidentiality guidelines that prohibit disclosure of the votes to Midwest.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to the Secretary of the Company that is received prior to the meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the meeting and voting your shares in person.

What vote is required to approve each proposal?

Proposal 1 requires a plurality of the votes cast to elect a director.

Proposal 2 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

Who will count the votes?

Representatives from Computershare Investor Services, LLC, our transfer agent, will count the votes and serve as our inspectors of election. The inspectors of election will be present at the meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to mailing these proxy materials, certain of our directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the meeting please call Daniel R. Kadolph at (708) 865-1053.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 21, 2007, the record date, for: (1) those people believed by management to be the beneficial owners of more than 5% of our common stock; (2) the nominees for the board of directors of the Company; and (3) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company; if elected, their terms will expire at the next annual meeting of stockholders. The table also sets forth the amount of our common stock and the percent thereof beneficially owned by each person and all directors and executive officers as a group as of the record date. Ownership information is based upon information furnished by the respective individuals.

			Shares of
		Director of	Common Stock
		Company	Beneficially
Name(1)	Age	Since	Owned(2)		Percent of Class

Director Nominees
E.V. Silveri	76	1983	2,248,976	(3)	9.11%
James J. Giancola	58	2004	268,119	(4)	1.09
J. J. Fritz	58	2006	100,949	(5)	*
Angelo DiPaolo	68	1983	842,533	(6)	3.41
Barry I. Forrester	44	2005	15,000	(7)(8)	*
Robert J. Genetski	64	2005	16,500	(8)	*
Gerald F. Hartley	68	2003	25,000	(8)(9)	*
Homer J. Livingston, Jr.	71	2005	15,000	(8)(10)	*
Joseph Rizza	64	1997	533,120	(11)	2.16
Thomas A. Rosenquist	55	2006	281,852	(12)	1.14
Kenneth Velo	59	2005	3,050	(8)	*
Leon Wolin	80	1991	487,953	(13)	1.98
Non-Director, Executive Officers
Daniel R. Kadolph	44	—	65,614	(14)(15)(16)	*
Donald L. Wiest, II	53	—	4,712	(14)(17)	*
Mary C. Ceas	49	—	33,559	(14)(16)	*
Sheldon Bernstein	60	—	81,957	(14)(16)(18)	*
Thomas A. Caravello	58	—	16,807	(14)(16)	*
Bruno P. Costa	46	—	85,823	(14)(16)	*
Thomas H. Hackett	59	—	7,100	(14)(16)	*
Mary M. Henthorn	49	—	102,529	(14)(19)	*
Dennis M. Motyka	56	—	2,450	(14)(16)	*
Brogan M. Ptacin	46	—	120,492	(14)(20)	*
Kelly J. O’Keeffe	46	—	63,513	(14)(21)	*
William H. Stoll	52	—	7,726	(14)(16)	*
Jan R. Thiry	54	—	43	(16)	*

All directors and executive officers as a group (25 persons)			5,507,425	(22)	22.30%

Beneficial owner of more than 5% of the Company’s common stock
LeRoy Rosasco	74	—	1,503,675	(23)	6.09%

*	Less than one percent.

(1)	The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

(2)	Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

(3)	Includes 12,312 shares held by trusts for which Mr. Silveri acts as trustee; 52,074 shares held directly by Mr. Silveri’s spouse; 3,150 shares held by trusts for which Mr. Silveri’s spouse acts as trustee; and 1,312,745 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri, and the Go-Tane Pension Plan.

(4)	Includes 60,000 shares of restricted stock, which will vest 30,000 each on January 1st of 2008 and 2009 provided Mr. Giancola is still employed pursuant to the terms of his employment agreement; and 29,316 restricted stock which will vest on July 1, 2010 and 11,000 shares of restricted stock which will vest on December 31, 2011; however, if certain performance goals are met, 29,316 shares of restricted stock will vest within 60 days of December 31, 2007 and 11,000 shares of restricted stock will vest within 60 days of December 31, 2009; includes 9,000 shares held by a trust for which Mr. Giancola acts as trustee; 21,000 shares held directly by Mr. Giancola’s spouse; and 1,803 shares held in the 401(k) plan.

(5)	Includes 48,098 shares of restricted stock which will vest on December 31, 2007, 11,902 shares of restricted stock which will vest on July 1, 2011 and 6,000 shares of restricted stock which will vest on December 31, 2011; however, if certain performance goals are met, 11,902 shares of restricted stock will vest within 60 days of December 31, 2007 and 6,000 shares of restricted stock will vest within 60 days of December 31, 2009.

(6)	Includes 7,850 shares held by trusts for which Mr. DiPaolo acts as trustee, 11,610 shares held by a trust for which Mr. DiPaolo acts as co-trustee, 40,500 shares held by DiPaolo Company, a company controlled by Mr. DiPaolo, and 14,145 shares held directly by Mr. DiPaolo’s daughter.

(7)	Includes 5,500 shares held by a trust for which Mr. Forrester acts as trustee and 5,000 shares held in an IRA account for the benefit of Mr. Forrester and 3,500 shares held in an IRA account for the benefit of Mr. Forrester’s spouse.

(8)	Includes 1,000 shares of restricted stock which will vest following the annual meeting.

(9)	Includes 7,700 shares held in an IRA account for the benefit of Mr. Hartley, and 500 shares held by trusts for which Mr. Hartley acts as trustee.

(10)	Includes 7,000 shares held by a trust for which Mr. Livingston acts as trustee and 7,000 shares held in an IRA account for the benefit of Mr. Livingston.

(11)	Includes 126,720 shares held by a trust for which Mr. Rizza acts as trustee and 85,325 shares held in an IRA account for the benefit of Mr. Rizza.

(12)	Includes 2,000 shares of restricted stock, 1,000 of which will vest following each of the 2007 and 2008 annual meetings, as long as Mr. Rosenquist is still serving as a director.

(13)	Includes 457,923 shares held by a trust for which Mr. Wolin acts as trustee and 28,830 shares held in an IRA account for the benefit of Mr. Wolin.

(14)	Includes shares of restricted stock, which will vest on July 1, 2010 as follows: Kadolph and Costa — 2,000 shares each; Ceas — 1,000 shares; Bernstein, Caravello, Henthorn and Stoll — 2,500 shares each; and Hackett — 1,500 shares; if certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2007. Includes shares of restricted stock, which will vest on July 1, 2011 as follows: O’Keeffe — 30,000 shares and Ptacin — 30,000 shares; if certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2007. Includes shares of restricted stock, which will vest on December 31, 2011 as follows: Kadolph — 2,105 shares, Costa — 2,526 shares, Ceas — 842 shares, Bernstein — 2,526 shares, Caravello — 2,526 shares, Hackett — 1,684 shares, Henthorn — 632 shares, Motyka — 1,684 shares, O’Keeffe — 1,684 shares, Ptacin — 2,947 shares, Stoll — 1,895 shares, and Wiest — 300 shares; if certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2009. Includes shares subject to currently exercisable options as follows: Kadolph — 52,451 shares; Ceas — 27,898 shares; Bernstein — 60,378 shares; Caravello — 5,250 shares; Costa — 73,101 shares; Hackett — 3,000 shares; and Henthorn — 57,397 shares.

(15)	Includes 300 shares held by Mr. Kadolph’s spouse.

(16)	Includes shares held in the Company’s 401(k) Plan as follows: Kadolph — 5,588 shares; Ceas — 3,382 shares; Bernstein — 1,703 shares; Caravello — 1,531 shares; Costa — 696 shares; Hackett — 916 shares; Motyka — 336 shares; Stoll — 911 shares; and Thiry — 43 shares.

(17)	Includes 2,300 shares held in an IRA account for the benefit of Mr. Wiest.

(18)	Includes 14,850 shares held by a trust for which Mr. Bernstein acts as trustee.

(19)	Includes 37,200 shares held by a trust for which Ms. Henthorn acts as trustee.

(20)	Includes 70,613 shares held by a trust for which Mr. Ptacin acts as trustee.

(21)	Includes 25,052 shares held by a trust for which Mr. O’Keeffe acts as trustee.

(22)	Includes an aggregate 279,475 shares subject to currently exercisable options (which are also included in the totals above) and 93,957 shares (of which 16,909 shares are included in the totals above), held in the Company’s 401(k) Plan, for which American Stock Transfer Company, acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares.

(23)	Includes 331,320 shares held by trusts for which Mr. Rosasco acts as trustee and 252,000 shares held directly by the estate of Mr. Rosasco’s spouse.

ELECTION OF DIRECTORS

Our by-laws provide that the board of directors shall consist of three to twenty directors with the number fixed from time to time by a resolution of the board of directors. The board of directors has set the number of directors at twelve.

As part of its review of corporate governance issues in 2005, the corporate governance and nominating committee recommended to the board that all directors be elected annually by stockholders. The board of directors unanimously approved an amendment to our by-laws eliminating the classification of directors. Under our amended by-laws, all directors are to be elected at each annual meeting of stockholders and will serve a one-year term until their successors are elected and qualified or until their earlier resignation, removal or death.

All persons standing for election as director were unanimously nominated by the board of directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The nominees proposed for election at this meeting are set forth below.

In the event that any of these individuals is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the board of directors. The board has no reason to believe that any director nominee will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the board of directors.

Your board recommends that you vote “FOR” each of the nominees listed below.

Director Nominees

E. V. Silveri has served as chairman of the board of the Company since 1983. Mr. Silveri was elected a director of Midwest Bank and Trust Company (the “Bank”) in 1972 and has been chairman of the board of the Bank since 1975. He was also a member of the board of directors of Midwest Bank of Hinsdale, and served as chairman of First Midwest Data Corp from 1991 to 2002. Since 1984, Mr. Silveri has been the president and also a director of Go-Tane Service Stations, Inc., a firm he co-founded in 1966.

James J. Giancola was named director and chief executive officer of the Company and the Bank in September 2004. Mr. Giancola was named vice chairman of the Bank in July 2006. He was president of the Bank from 2004 to 2006. In November 2004, Mr. Giancola was named chairman, director, president, chief executive officer of MBTC Investment Company. In February 2005, he was named director of Midwest Financial and Investment Services, Inc.

Prior to joining the Company, he was semi-retired and a private investor. Mr. Giancola has over 30 years experience in the banking industry. He served as president of Fifth Third Bank, Indiana from 1999 to 2000. He also served as president and chief executive officer of CNB Bancshares, Inc., a seven billion dollar bank holding company in Evansville, Indiana from 1997 to 1999. Mr. Giancola also served as president of Gainer Bank located in Northwest Indiana. Mr. Giancola became a director of ACE Holding Company, LLC, a mortgage banking company in Indianapolis, Indiana in 2006.

J. J. Fritz was named director and executive vice president of the Company and director, president, and chief operating officer of the Bank in July 2006. Mr. Fritz was also named director, president, and chief executive officer of Royal American Investment Services, Inc. in July 2006. Mr. Fritz and other investors founded Royal American Corporation in 1991, where he served as chairman and chief executive officer, after he served as chief executive officer of First Chicago Bank of Mt. Prospect. His lengthy career in the Chicago metropolitan area also includes positions at Northern Trust, First National Bank of Libertyville and Continental Illinois National Bank.

Angelo DiPaolo has served as a director of the Company since 1983. He has also served as a director of the Bank since 1982. He has served as president of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

Barry I. Forrester, CFA has served as a director of the Company since May 2005 and as a director of the Bank since June 2005. He has been a private investor since 2004 and a director of Eagle Savings Bank in Cincinnati, Ohio since 2006. Previously, he had worked over 14 years as an investment banker specializing in providing corporate finance services to financial institutions including public offerings of equity and debt, mergers and acquisitions, and mutual-to-stock conversion transactions. He served clients through positions at William Blair & Company from 2000 through 2004, ABN AMRO Incorporated from 1997 to 2000, and EVEREN Securities, Inc. (including predecessors Kemper Securities and Blunt Ellis & Loewi) from 1989 to 1997. Prior thereto he was a financial analyst with Crowe Chizek and Company, LLP. He holds the Chartered Financial Analyst designation and is a member of the CFA Institute and CFA Society of Chicago.

Robert J. Genetski, PhD has served as director of the Company since June 2005. He has also served as a director of the Bank since 2004. He has been president of Robert Genetski & Associates, Inc. since 1991. He also serves as a director of DNP Select Income Fund. He has previously taught at the University of Chicago Graduate School of Business, New York University, and Wheaton College.

Gerald F. Hartley, CPA has served as a director of the Company and chairman of the Audit Committee since June 2003. Mr. Hartley was named Director of the Bank in February 2004. Mr. Hartley has over 40 years experience in financial, accounting, and auditing responsibilities. He served as a director of Republic Bank of Chicago and Republic Bancorp Co. from August 2000 through May 2003. Previously, he spent 35 years in the public accounting profession, primarily with Crowe Chizek and Company, LLP, dealing with community-based banks and bank holding companies. Mr. Hartley served as a member of the AICPA Committee on Bank Accounting and Auditing and as a director of the Illinois CPA Society.

Homer J. Livingston, Jr. has served as director of the Company since May 2005 and as director of the Bank since June 2005. He formerly served as president and chief executive officer of the Chicago Stock Exchange, president and chief executive officer of LaSalle National Bank of Chicago, as the trustee of the Southern Pacific Railroad, as a member of the board of Evanston Northwestern Healthcare and as a director of Peoples Energy Corp.

Joseph Rizza has served as a director of the Company since April 1997. He was elected a director of the Bank in 2002. Mr. Rizza was also a director of Midwest Bank of Hinsdale from 1994 to 2001. Mr. Rizza is the owner of Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

Thomas A. Rosenquist was named a director of the Company and the Bank in July of 2006. Mr. Rosenquist served as a director of Royal American Corporation from April 1997 to June 2006. He formerly served as a director of Gurnee National Bank and American National Bank and Trust Company of Waukegan. Mr. Rosenquist is owner, president, and chief executive officer of Lake County Grading Company, a trucking and excavating company.

Kenneth Velo has served as a director of the Company since June 2005. He has served as a director of the Bank since 2004. He has been a priest in the Archdiocese of Chicago since 1973 and named Monsignor in 1996. He has been the head of the Office of Catholic Collaboration of DePaul University serving in the capacity of senior executive since 2001. He has also been president of The Big Shoulders Fund since 2003. Monsignor Velo was president of Catholic Extension, a national organization funding more than 75 dioceses in the United States of America. He is a member of the board of Children’s Memorial Hospital and serves on the board of Trustees of Fenwick College Preparatory School as well as other civic and community efforts.

Leon Wolin has served as a director of the Company since 1991. He was elected a director of the Bank in 1985. Mr. Wolin was a director of Midwest Bank of Hinsdale from 1996 to 2002. Mr. Wolin has been president of Price Associates, Inc., a real estate appraisal and consulting firm, since 1980. Mr. Wolin has been president of Union Health Services since 2000.

Corporate Governance

Director Nomination Procedures

The corporate governance and nominating committee will consider candidates for nomination as a director recommended by directors or stockholders. The committee will consider nominees recommended by our stockholders if the procedures set forth below are followed.

In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the board and will review all candidates in the same manner. Our by-laws require that a director own 3,000 shares of our common stock and that a director must acquire these shares within three years of being elected or appointed to the board. The board has the authority to waive this requirement and has waived it in the past. The by-laws also provide that commencing at the 2008 annual meeting of stockholders, a person who is older than age 75 will not be eligible to serve as a director of the Company.

Under our stock and incentive plan, non-employee directors elected or appointed to the board for the first time (other than those non-employee directors who are elected or appointed to the board in conjunction with an acquisition) will receive an award of 3,000 shares of restricted stock which will vest as follows: 1,000 shares following the director’s election or appointment to the board and 1,000 shares on the two succeeding annual meetings following such election or appointment provided the individual is still serving as a director on such anniversary.

The committee reviews and shapes governance policies and identifies qualified individuals for nomination to the board. Nominees may be suggested by directors, members of management, stockholders, or, if applicable, by a third party engaged to recommend directors.

In identifying and recommending nominees for positions on the board of directors, the committee places primary emphasis on:

•	judgment, character, expertise, skills, and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences, and other demographics;

•	business or other relevant experience; and

•	the extent to which the nominee’s expertise, skills, knowledge, and experience interfaces with that of other members of the board of directors and will help build a board that is effective and responsive to our needs.

There are no other specific minimum qualifications that nominees must meet in order for the committee to recommend them to the full board. Each nominee will be evaluated based on his or her individual merits.

Members of the committee will discuss and evaluate potential candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the committee desires to seriously consider and move toward nomination, the candidate will be invited to meet with the entire committee. If the entire committee approves the candidate, the chairman of the committee, or his or her designee, will enter into a discussion with the nominee with the objective of obtaining the nominee’s permission to be submitted for election at the next annual meeting of stockholders or to be appointed to the board. If the candidate accepts the invitation, the candidate is recommended for approval to the entire board of directors.

Stockholder Nominations.  The committee will consider nominees recommended by our stockholders. A stockholder who wishes to recommend a nominee for the committee’s consideration may do so by submitting the name of the nominee in writing to the Chairman of the Corporate Governance and Nominating Committee, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January 1st of each year, for consideration at the next annual meeting of stockholders. In submitting nominees, persons should be aware of and apply the guiding principles for director qualifications cited above. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the committee.

Attendance at Board of Directors Meetings, Committee Meetings, and Stockholder Meetings

The board of directors conducts its business through meetings of the board and through activities of its committees. The board of directors meets regularly and may schedule special meetings as needed. During fiscal year 2006, our board held six meetings primarily related to general Company matters. Each of our directors attended at least 75% of the total number of the Company’s board meetings held and committee meetings on which such directors served during fiscal year 2006.

The board encourages all board members to attend the annual meeting of stockholders. All of the board members attended the 2006 annual meeting of stockholders.

Communications with Directors

If you wish to communicate with the board of directors or any individual board member, you may send correspondence to James J. Giancola, president and chief executive officer, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160. Mr. Giancola will submit your correspondence to the board member, all of the board members or the appropriate board committee, as applicable. Concerns relating to accounting, internal controls, or auditing matters are to be immediately brought to the attention of the chairperson of the audit committee.

Director Independence

The board of directors (after receiving a recommendation from the corporate governance and nominating committee) determined on February 25, 2007 that Messrs. DiPaolo, Hartley, Rizza, Silveri, Wolin, Livingston, Forrester, and Rosenquist and Dr. Genetski and Monsignor Velo are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards. A copy of our director independence standards is available at www.midwestbanc.com — Investor Relations — Corporate Governance.

When making the independence determinations, both the corporate governance and nominating committee and the board of directors reviewed the information relating to transactions certain directors had in the ordinary course of business with the Company and the Bank (see Transactions with Certain Related Parties found on page 38, for a discussion of these transactions). After considering this information, both the committee and the board concluded that these transactions would not interfere with the exercise of independent judgment of these directors in carrying out their responsibilities as directors of the Company.

Independent directors may meet in executive session, without management, at any time, and are regularly scheduled for such executive sessions four times a year.

Related Party Transactions

The board of directors has adopted a policy concerning the approval of related party transactions — transactions between the Company and its subsidiaries and our related parties, our directors, officers or principal stockholders, and their respective family members and businesses they control. Except as noted below, any related party transaction may be consummated or may continue only if:

•	the corporate governance and nominating committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy; or

•	the transaction is approved or ratified by a majority of the disinterested, independent members of our board (the “independent directors”); or

•	the transaction involves compensation approved by our compensation committee or the board of directors.

All related party transactions where the amount involved is less than $100,000 may be approved by our chief executive officer and if so approved shall be presented for ratification to the committee or a majority of the independent directors.

All loans to a related party shall be approved by the board of directors of Midwest Bank and Trust Company as required by Regulation O of the Board of Governors of the Federal Reserve System and by a majority of the independent directors. Any loan to a related party: (i) must be made in the ordinary course of business; (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iii) must not involve more than the normal risk of collectibility or present other unfavorable features.

All related party transactions approved by our chief executive officer must be submitted for ratification by the committee or a majority of the independent directors. All other related party transactions (except loans approved as discussed above) shall be submitted for approval to the committee or a majority of the independent directors. After such approval, management must update the committee and the full board of directors as to any material change to those proposed transactions.

All related party transactions are to be disclosed in our applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934, the Exchange Act, and related rules. Furthermore, all related party transactions shall be disclosed to the committee and to the full board of directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics which applies to all directors, officers, and employees of the Company, including the chief executive officer and the chief financial officer. There were no waivers during 2006. A copy of the Code is available at www.midwestbanc.com — Investor Relations — Corporate Governance. We will post any changes to the Code, as well as waivers of the Code for directors or executive officers, at the same location on our website.

Section 16(a) Beneficial Ownership Compliance

Section 16 of the Exchange Act requires the Company’s directors and certain officers, and certain other owners of our common stock, to periodically file notices of changes in beneficial ownership of such common stock with the Securities and Exchange Commission, the SEC. To the best of the Company’s knowledge, during 2006 all required filings were timely submitted.

Committees of the Board

Audit Committee

The audit committee is composed entirely of outside directors who are not officers of the Company. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards as currently in effect and the financial requirements under applicable SEC and NASDAQ rules. The committee currently consists of Messrs. Hartley (Chairman), Forrester, Genetski and Wolin. The board of directors has determined that Mr. Hartley is the audit committee’s financial expert. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

Generally, the committee has the responsibility for oversight of financial controls, as well as the Company’s accounting, regulatory and audit activities, and annually reviews the qualifications of the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s financial statements. During 2006, the committee met ten times.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee currently consists of Messrs. Livingston (Chairman), Hartley, Silveri, Rosenquist and Wolin and Monsignor Velo. Committee members are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards as currently in effect. A copy of the charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

The committee has the following responsibilities:

•	recommend a board structure, a committee structure and board and committee practices (including the size of the board, the number, function, and size of committees and the number of board and committee meetings);

•	recommend committee assignments, including committee chairmanships, to the full board for approval;

•	revise annually the corporate governance guidelines and committee charters and recommend to the board any needed changes;

•	review with the board on an annual basis the appropriate skills and characteristics required on the board in the context of the strategic direction of the Company; establish board member selection criteria and screen and recruit new board members;

•	recommend to the board the existing board members to be re-nominated, after considering the appropriate skills and characteristics required on the board, the current makeup of the board, the results of the individual evaluations of the directors and the wishes of existing board members to be re-nominated;

•	review director candidates recommended by stockholders;

•	review and approve related party transactions;

•	recommend director nominees for approval by the board and the stockholders;

•	develop and recommend standards for determining director independence (i.e. whether a material relationship exists between the Company and a director) and consider questions of possible conflicts of interest of directors;

•	review annually the Company’s Code of Business Conduct and Ethics and recommend to the board any needed changes; manage the process whereby the full board annually assesses its performance, and then report the results of the evaluation to the board along with any recommendations to the full board as to his continuation as a board member;

•	jointly with the compensation committee recommend to the board the compensation to be paid to directors; and

•	oversee the orientation of new directors and assess the need for continuing education in governance developments.

Strategic Opportunities Committee

The strategic opportunities committee consists of Messrs. Forrester (Chairman), Fritz, Giancola, Hartley, Livingston and Silveri. The members of the committee are the Company’s chairman of the board, chief executive officer of the Company and the chief operating officer of the Bank, and independent directors as determined by the board and constituting a majority of the committee, considering the recommendation of the corporate governance and nominating committee. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

The committee assists the Company’s management and board in identifying, evaluating and executing potential mergers, acquisitions and other similar strategic transactions. The committee provides direction to and coordinates with management as to the initiation, status and disposition of transaction opportunities. The committee has authority to provide the Company’s management direction to enter into customary preliminary transaction agreements such as confidentiality agreements; engage legal, financial and other advisers in connection with particular transactions; and make transaction proposals on a preliminary, non-binding basis. The committee reviews potential transactions for consistency with the Company’s strategic plans and effects on long-term stockholder value and, as the committee deems appropriate, recommends potential transactions for review and approval by the full board, which retains the exclusive authority to approve binding, definitive transaction agreements. The committee will annually review and assess the success and challenges of past transactions. The committee met seven times in 2006.

Asset Liability Committee

The asset liability committee consists of Messrs. Genetski (Chairman), Forrester, Fritz, Giancola, Livingston and Silveri. The members of the committee are the Company’s chairman of the board, chief executive officer of the Company and chief operating officer of the Bank, and independent directors as determined by the board and constituting a majority of the committee, considering the recommendation of the corporate governance and nominating committee.

The committee assists the Company’s management and board in reviewing and making recommendations to the board of the Company’s securities portfolio and asset liability management strategy and policies; reviewing the Company’s securities portfolio performance and consistency with its strategy and policies; and reviewing and assessing the risk and returns associated with the Company’s securities portfolio in the context of the overall assets, liabilities and capital of the Company. The committee met eight times in 2006.

Compensation Committee

The compensation committee consists of Messrs. Wolin (Chairman), DiPaolo, Forrester, Livingston, Rizza and Rosenquist and Monsignor Velo. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards as currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance. The committee met six times during 2006.

The fundamental responsibilities of the committee are to:

•	adopt, review and refine an executive compensation philosophy and guiding principles that reflect Midwest’s mission, values and long-term strategic objectives;

•	review and approve on an annual basis corporate goals and objectives relevant to compensation of James J. Giancola, our chief executive officer, and J. J. Fritz, our Bank’s president and chief operating officer, evaluate their performances in light of those goals and objectives and, recommend to the board their compensation level based on this evaluation;

•	review and make recommendations to the board concerning compensation of other executive officers on an annual basis;

•	review and make recommendations to the board with respect to policies relating to compensation;

•	review and approve our stock and incentive plan;

•	approve compensation awards (with or without ratification or approval of the board) as may be required to comply with applicable tax and state corporate laws;

•	prepare and approve the report required by the SEC to be included in our annual meeting proxy statement;

•	oversee the equity-related long term incentive plan for senior members of management and employees so that it is designed and administered in a manner consistent with the Company’s commitment to building long-term stockholder value and compensation strategy; annually review and approve if necessary any plan changes including performance goals, vesting requirements, awards and dilution considerations;

•	oversee our employee benefit programs, as key risk areas, so that they are managed and administered in a manner consistent with the Company’s objectives, and the requirements of the appropriate regulatory bodies;

•	review and approve the merit pool amounts to be allocated to Midwest staff;

•	annually review and make recommendations to the board about director compensation;

•	review and reassess the adequacy of the committee charter annually and recommend to the board any changes deemed appropriate by the committee;

•	review its own performance annually;

•	report regularly to the board; and

•	perform any other activities consistent with the charter, the Company’s by-laws and governing law, as the committee or the board deems necessary or appropriate.

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are: evaluating employee performance; suggesting business performance targets and objectives; and recommending salary levels, cash incentives and restricted stock awards. Ms. Ceas, our senior vice president-human resources, and Mr. Giancola work with Mr. Wolin in establishing the agenda for committee meetings. Management also prepares meeting information for each committee meeting.

Mr. Giancola and Ms. Ceas participate in committee meetings at the committee’s request to provide: background information regarding our strategic objectives; Mr. Giancola’s evaluation of the performance of the senior executive officers; and compensation recommendations as to senior executive officers (other than himself). Mr. Giancola does not participate in those portions of the committee meetings where his compensation is reviewed and approved.

The committee charter grants the committee the sole and direct authority to hire and fire its advisors and compensation consultants and approve their compensation. These advisors report directly to the committee. We pay the committee’s advisors and consultants. The committee has for several years, used the services of a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs and compensation levels among the companies in the study groups.

The committee engaged The Delves Group to serve as its consultant for fiscal 2007. The Delves Group has provided consulting services to the committee since 2005. The committee has determined that The Delves Group is independent because it has never done any work for Midwest other than advise the committee and has no prior relationship with management. The Delves Group reports directly to the committee but is authorized it to communicate with Ms. Ceas to obtain information. The Delves Group will not do any work for Midwest except as authorized by the committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The compensation committee consists of Messrs. Wolin (Chairman), DiPaolo, Forrester, Livingston, Rizza and Rosenquist and Monsignor Velo. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards as currently in effect. A copy of the committee charter is available at www.midwestbanc.com — Investor Relations — Corporate Governance.

The compensation committee has reviewed the Compensation Disclosure and Analysis contained in this proxy statement with the management of Midwest, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Disclosure and Analysis be included in our annual report on form 10-K and its proxy statement.

This report is submitted by the compensation committee.

Leon Wolin (Chairman)
Angelo DiPaolo
Barry I. Forrester
Homer J. Livingston, Jr.
Joseph R. Rizza
Thomas Rosenquist
Kenneth J. Velo

Compensation Committee Interlocks and Insider Participation

James J. Giancola, president and chief executive officer of the Company, and J. J. Fritz, executive vice president, serve on the board of directors of the Company. Mr. Giancola is also the chief executive officer of the Bank and Mr. Fritz is the president and chief operating officer of the Bank. Each of the directors of the Company is also a director of the Bank.

Determinations regarding compensation of the employees of Midwest and the Bank are made by the compensation committee of the board of directors, who are all independent directors. Additionally, there were no compensation committee interlocks during 2006, which generally means that no executive officer of Midwest served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our compensation committee.

Directors’ Compensation

The following table shows the compensation paid to the directors in 2006.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid			Incentive Plan	Compensation	All Other
Name	in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
(a) (1)	($)(b)(2)	($)(c)	($)(d)	($)(e)	(f)	($)(g)	($)(h)

E. V. Silveri	$51,500	$—	$—	$—	$—	$—	$51,500
Angelo DiPaolo	48,500	—	—	—	—	—	48,500
Barry I. Forrester	63,500	20,700	—	—	—	—	84,200
Robert Genetski	60,500	20,490	—	—	—	—	80,990
Gerald F. Hartley	73,750	20,700	—	—	—	—	94,450
Homer J. Livingston, Jr.	60,000	20,700	—	—	—	—	80,700
Daniel Nagle	25,000	—	—	—	—	—	25,000
Thomas A. Rosenquist	15,000	11,385	—	—	—	—	26,385
Joseph R. Rizza	49,000	—	—	—	—	—	49,000
Robert Small	28,250	—	—	—	—	—	28,250
Kenneth J. Velo	52,000	20,490	—	—	—	—	72,490
Leon Wolin	62,097	—	—	—	—	—	62,097

(1)	Messrs. Giancola and Fritz, as employee-directors, do not receive any director’s fees. Mr. Rosenquist was appointed to the board in July 2006. Messrs. Nagle and Small retired from the board following the 2006 annual meeting.

(2)	Total board and committee meeting fees paid in 2006 totaled $589,097, which includes fees paid for service on the boards and committees of the Company and the Bank. Each director serves as a director of Midwest Bank and Trust Company, our principal subsidiary, the Bank. Each director receives a $15,000 retainer from each of the Company and the Bank and $1,000 for each board meeting attended. Committee members receive the following fees:

•	$750 per meeting attended for the audit committee (ten meetings in 2006); and

•	$500 per meeting attended for the compensation (six meetings in 2006), corporate governance and nominating (seven meetings in 2006), strategic opportunities (seven meetings in 2006) and asset liability (eight meetings in 2006) committees.

Committee chairmen receive the following fees for serving as chairmen:

•	audit committee (Hartley) — $18,000; and compensation (Wolin); corporate governance and nominating (Livingston); strategic opportunities (Forrester); and asset liability (Dr. Genetski) — $2,500 each.

(3)	Under our stock and incentive plan, each person elected or appointed to serve as a non-employee director (except for a non-employee director who is elected or appointed in connection with an acquisition by Midwest) receives a restricted stock award of 3,000 shares of our common stock. Messrs. Hartley, Livingston and Forrester each received a restricted stock award for 3,000 shares of common stock following the 2005 annual meeting; 2,000 shares have vested and 1,000 shares will vest following the 2007 annual meeting, provided the recipient is still serving as a director following this meeting. Dr. Genetski and Monsignor Velo each received 3,000 restricted shares of Company common stock in June of 2005; 2,000 shares have vested and 1,000 shares will vest following the 2007 annual meeting, provided the recipient is still serving as a director following this meeting. Mr. Rosenquist received 3,000 restricted shares of Company common stock in July of 2006; 1,000 shares vested on July 10, 2006; and 1,000 shares will vest following each of the 2007 and 2008 annual meetings, provided he is still serving as a director following each such meeting. During the period of restriction, the directors have voting rights and receive dividends with respect to the shares which are restricted.

(4)	We offer our directors a deferred compensation plan. The plan permits directors to elect, prior to the year in which the director’s fees will be paid, to defer a specified portion of the director’s fees into a common stock account or a money market account. Deferred fees will be credited to the director’s common stock account as of the last day of each calendar quarter based upon the closing price of our common stock on the last trading day for such quarter. Eligible directors who do not elect to participate in the plan will continue to receive cash compensation for attendance at board or committee meetings for the Company and the Bank. Directors are not eligible to receive deferred shares or cash until they cease serving as a director. Amounts deferred are not taxable until the director receives the cash or stock.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis addresses the following topics: the members and role of our compensation committee; our compensation-setting process; our compensation philosophy and policies regarding executive compensation; our compensation-setting process; the components of our executive compensation program; and our compensation decisions for fiscal year 2006 and for the first quarter of fiscal year 2007.

Committee Members and Independence

The compensation committee consists of Messrs. Wolin (Chairman), DiPaolo, Forrester, Livingston, Rizza and Rosenquist and Monsignor Velo. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — Investor Relations — Corporate Governance.

Committee Meetings

The committee meets as often as necessary to perform its duties and responsibilities. It held six meetings during fiscal 2006 and has held two meetings so far during fiscal 2007. Mr. Wolin works with James J. Giancola, our chief executive officer, and Mary Ceas, our senior vice president — human resources, to establish the meeting agenda. The committee typically meets with the chief executive officer, Ms. Ceas, our chairman of the board, outside counsel and, where appropriate, outside advisors. The committee also meets in executive session without management.

Many of our compensation decisions relating to 2006 performance were made in December of 2006. However, our compensation planning process neither begins nor ends with any particular committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance, and consideration of the business environment are year-round processes. Commencing in 2007, our compensation decisions for the year relating to incentive compensation and equity awards will be made in the first quarter of the following year.

The committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the committee as well as materials that the committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on our strategic objectives and budget for future periods;

•	information on the executive officers’ stock ownership, option holdings and restricted stock holdings, vested and unvested;

•	information regarding equity compensation plan dilution;

•	estimated values of restricted stock awards;

•	tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement, under the supplemental executive retirement plan or following a change-in-control of Midwest;

•	information regarding compensation programs and compensation levels at study groups of companies identified by our compensation consultant and reviewed and approved by the committee; and

•	reports on our performance relative to peer companies.

Philosophy and Policies

We believe that the skills, abilities and commitment of our senior executives are essential to our long-term success and competitiveness. The primary goal of our compensation program is to attract, retain and motivate talented individuals who can assist us in delivering high performance to our stockholders and customers. This philosophy is intended to align the interests of management with those of our stockholders.

A variety of compensation elements is used to attract, retain and motivate talented individuals who can assist us in delivering high performance to our stockholders and customers. These include:

•	base salary,

•	annual incentives,

•	performance-accelerated stock option grants,

•	performance-accelerated restricted stock awards,

•	employment and change-in-control agreements,

•	retirement plans and supplemental executive retirement plans; and

•	welfare benefits.

The allocation of each component varies by executive and is set to balance appropriately for each executive at-risk pay and fixed compensation. We have developed a compensation philosophy of providing market competitive salaries and incentive awards that, when combined with base salaries, reward exceeding performance objectives with above-market total compensation, performance below objectives with below-market total compensation, and meeting performance objectives with at-market total compensation. We accomplish this through annual and long-term incentive awards and provide that the awards vary significantly with performance.

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. This philosophy has guided many compensation related decisions:

•	A substantial portion of executive officer compensation (39% in 2006) is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

•	We offer performance-accelerated equity awards to improve the relationship between long-term compensation and performance and to align more closely management and stockholders interests.

•	We offer employment agreements and transitional employment agreements to our executive officers which are designed to

-	mitigate the concerns of change-in-control transactions on key officers allowing them to focus on the business,

-	discourage the adoption of policies that may serve to entrench management over the long-term interests of the stockholders, and

-	protect our business with non-competition or non-solicitation provisions.

•	We offer a supplemental executive retirement plan for the purpose of providing retirement benefits to certain of our executive officers in order to promote a balance between the executive’s retirement compensation and short-term cash compensation encouraging executive retention and long-term careers with our company.

We also believe that total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives.

•	As position and responsibility increases, a greater portion of the executive officer’s total compensation is performance-based pay contingent on the achievement of performance objectives.

•	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Program Design

We have developed a compensation program which is comprised of components typically offered to executives by financial institutions similar to us. The committee recognizes that attracting and retaining key executives is critical to our long term success. The committee has set certain guidelines regarding the compensation of our executive officers. Each executive officer is reviewed annually and that officer’s compensation is based on the committee’s assessment of that individual’s contribution to the Company.

Compensation Decisions Should Promote the Interests of Stockholders

We believe that compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The cash incentive portion of our incentive program is designed to encourage executives to meet annual performance targets while the restricted stock award portion of the incentive program encourages the achievement of objectives on a three year performance cycle. We believe that restricted stock awards create long-term incentives that align the interest of management with the long-term interests of stockholders.

Compensation Disclosures Should be Clear and Complete

We have decided that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed in plain English. We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how much our executives are paid.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are suggesting business performance targets and objectives; formulating individual performance objectives; evaluating employee performance; and recommending salary levels, cash incentives and restricted stock awards. The senior vice president — human resources and chief executive officer work with Mr. Wolin in establishing the agenda for committee meetings. Management also prepares meeting information for each committee meeting.

The chief executive officer and the senior vice president — human resources participate in committee meetings at the committee’s request to provide background information regarding our strategic objectives; the chief executive officer’s evaluation of the performance of the senior executive officers; and compensation recommendations as to senior executive officers (other than himself). The chief executive officer does not participate in those portions of the committee meetings where his compensation is reviewed and approved.

Committee Advisors

The committee charter grants the committee the sole and direct authority to hire and terminate its advisors and compensation consultants and approve their compensation. These advisors report directly to the committee. Midwest pays the committee’s advisors and consultants.

The committee has, for a few years, used the services of a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs, compensation levels and performance among the companies in the study groups (see discussion below at Benchmarking).

The committee engaged The Delves Group to serve as a consultant for fiscal 2007. The Delves Group has provided consulting services to the committee since 2005. The committee has determined that The Delves Group is independent because it has never done any work for Midwest other than advise the committee and has no prior relationship with management. The Delves Group reports directly to the committee but is authorized to communicate with the senior vice president — human resources to obtain information. The Delves Group will not do any work for Midwest except as authorized by the committee.

The consultant was also engaged in 2005 to design a new, performance-based, executive long-term incentive program. Our main goals for redesigning this program were to improve the relationship between long-term compensation and performance, and the interests of stockholders. After reviewing a variety of alternatives in conjunction with the consultant, the committee (and the board of directors) approved a proposal to make annual grants of performance-accelerated stock options and performance-accelerated restricted stock to executive officers and certain other top management employees. Under the approved proposal, the timing of equity award vesting will be determined by performance on two measures: earnings per share and return on assets. The target measures and the amount of the equity awards are set on a yearly basis by the committee.

During 2006, The Delves Group was engaged to evaluate the effectiveness and structure of our executive compensation programs and practices. This included a market review of competitive compensation levels as well as a review of our annual incentive plan. The committee directed the consultant to design comparison groups of companies and to provide a research report regarding compensation levels and compensation programs at those companies. The consultant in its report indicated:

•	that our compensation levels were competitive relative to both survey and peer group data;

•	that our annual incentive plan is competitive and appropriate with respect to payout levels and pay-for-performance structure.

For 2006, the committee determined that the incentive awards would be made in the form of cash (50%) and performance-accelerated restricted stock awards (50%), with the vesting and target measures as described above (see discussion below at Annual Management Incentive Compensation Program found on page 22 and Equity Based Compensation found on page 23).

Annual Evaluation

During December of 2006, the committee met to evaluate the performance of our senior executive officers, to determine their cash incentive compensation and their performance-accelerated restricted stock awards for 2006 and to set their base salaries for the next calendar year, all of which were subsequently approved by the board. In January of 2007, the committee established (and the board approved) the performance objectives for the current fiscal year for the chief executive officer of the Company and chief operating officer of the Bank. The committee will meet to review, modify as appropriate, and approve (subject to further board approval) the performance objectives recommended by the chief executive and chief financial officers for the current fiscal year for the remaining senior officers.

Performance Objectives

In January of 2007, the chief executive officer prepared (at the committee’s request) a series of performance goals for 2007 for the chief executive officer and J. J. Fritz, our Bank’s president and chief operating officer. At its meeting, the committee reviewed and modified the performance goals for the chief executive officer of the Company and chief operating officer of the Bank and assigned a specific weight to each goal, placing special emphasis on financial performance and credit risk.

For other executive officers, the process begins with establishing individual and corporate performance objectives during the first quarter of each fiscal year. The committee engages in an active dialogue with the chief executive officer concerning strategic objectives and performance targets and reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of two measures: earnings per share and return on assets. The target measures and the amount of the awards are set on a yearly basis by the committee.

Benchmarking

We do not believe it is appropriate to establish compensation levels primarily based on benchmarking. However, it is our belief that information regarding pay practices at other companies is useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

Accordingly, the committee reviews compensation levels for our named executive officers against compensation levels at the companies in a study group identified by our compensation consultant. The compensation consultant provided the committee with information regarding compensation programs and compensation levels at the median and 75th percentiles among companies in this study group.

To remain consistent from year to year, the committee currently intends to use this study group (same industry, high growth and geographic) as part of the annual marketplace study. The specific companies included in each group may change based on their size, relevance or other pertinent factors.

Decisions on executive officer compensation levels are based on the committee’s assessment of each executive’s contribution to our success as well as median competitive market compensation levels determined by the consultant. The review of median competitive data includes both a component-by-component analysis as well as a total compensation review for each of our executive officers. In determining competitive compensation levels, we reviewed survey data for similarly sized financial institutions, as well as data from the following nine peer community banks: Amcore Financial, PrivateBancorp, Taylor Capital Group, First Merchants Corp., Integra Bank Corp., Old Second Bancorp, First Financial Corp., MainSource Financial Group and Lakeland Financial Corp. The median asset size of the peer group was $2.5 billion, with an observed range from $1.6 to $5.4 billion.

Targeted Compensation Levels

Together with the performance objectives, targeted total compensation levels are established (i.e., maximum achievable compensation) for each of our senior executive officers. In making this determination, we are guided by the compensation philosophy described above. We also consider historical compensation levels, competitive pay practices at the companies in the study group, and the relative compensation levels among our senior executive officers. We may also consider industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels.

Performance Pay

As targeted total compensation levels are determined, we also determine the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes awards made under our incentive plan for achievement of specified performance objectives. For 2006, 50% of the incentive compensation was paid in cash and the remainder in the form of performance-accelerated restricted stock awards. Under the terms of their employment agreements, Mr. Giancola and Mr. Fritz are eligible for performance based awards with a range from zero to 70% of their base salaries and the other named executive officers are eligible for performance based awards ranging from 16% to 80% of their base salaries.

Committee Effectiveness

The committee reviews, on an annual basis, its performance and the effectiveness of our compensation program in obtaining desired results.

Elements of Executive Compensation and 2006 and 2007 Compensation Decisions

In the following discussion, we review the elements of executive compensation and our 2006 and 2007 compensation decisions. In its discussions, the committee continued to apply the compensation principles described above in determining the compensation of our named executive officers. In summary, the compensation decisions made in fiscal 2006 and the first quarter of fiscal 2007 for the named executive officers, including the chief executive officer of the Company and chief operating officer of the Bank, were as follows:

•	We increased base salaries for the named executive officers, on average, by 4% for 2007, reflecting both merit and market-based cost-of-living adjustments.

•	Our cash and equity based incentive compensation for 2006 performance were lower than those paid for 2005 as a result of a failure to achieve our net income target for 2006.

•	We did not make long-term incentive grants because we determined that incentive awards would be paid in cash (50%) and performance-accelerated restricted stock (50%).

After considering all components of the compensation paid to the named executive officers, the compensation committee has determined that the compensation is reasonable and not excessive. In making this determination, we considered many factors, including the following:

•	Management successfully completed the acquisition of Royal American Corporation in 2006.

•	Variable, performance based pay represents, on average, 39% of the total compensation that the named executive officers earned for fiscal 2006.

•	The named executive officers have agreements with us that contain change-in-control arrangements.

•	The total compensation levels for the named executive officers are comparable with the medians of compensation levels at the companies in the study group.

Base Salary

We believe that base salaries are a key element in attracting and retaining our management team. We, therefore, target base salaries at the competitive median level for companies of similar size, performance and industry. In determining individual salaries, the committee considers — in addition to market median data and study group data — the scope of the executive’s responsibilities, individual contributions, experience in the position, our financial performance, historical compensation and the relative compensation levels among our executive officers. Salary ranges and individual salaries for executive officers are reviewed annually, and adjusted from time to time to take into account outstanding performance, promotions, and updated competitive information. While there are no specific performance weightings established, salary recommendations are based on performance criteria such as:

•	our financial performance with a balance between long- and short-term growth in earnings, revenue, and asset growth;

•	the executive’s role in development and implementation of long-term strategic plans;

•	responsiveness to changes in the financial institution marketplace; and

•	growth and diversification of the Company.

The committee also considers the minimum base salaries set for the chief executive officer of the Company and chief operating officer of the Bank in their employment agreements.

Set forth below is a table showing the named executive officers 2007 base salary and the increase over 2006.

Base Salary

		2007 Base Salary
Name	Title	(Increase Over 2006)

James J. Giancola	President and Chief Executive Officer	$585,000
		(25,000)
Daniel R. Kadolph	Executive Vice President and Chief	181,563
	Financial Officer	(6,563)
J. J. Fritz	President and Chief Operating Officer,	315,000
	Midwest Bank and Trust Company	(15,000)
Sheldon Bernstein	Executive Vice President, Midwest Bank	203,849
	and Trust Company	(9,707)
Thomas A. Caravello	Executive Vice President, Midwest Bank	202,800
	and Trust Company	(7,800)

In setting these base salaries, we considered:

•	the compensation philosophy and guiding principles described above;

•	the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership;

•	all of the components of executive compensation, including base salary, incentive compensation, including restricted stock awards, retirement and other benefits under the SERPs, and other benefits and perquisites;

•	competitive market pay and performance levels;

•	the mix of performance pay to total compensation;

•	internal pay equity among our senior executives;

•	the base salary paid to the officers in comparable positions at companies in the study group, using the median as our point of reference; and

•	the base salaries of the chief executive officer of the Company and chief operating officer of the Bank are subject to conditions in their employment agreements.

The committee believes that increases in future total compensation should be more heavily weighted toward the cash and stock incentive components rather than salary to promote a pay for performance compensation framework.

Annual Management Incentive Compensation Program

Annual incentives are paid to motivate and reward exceptional performance for the year. Our management incentive compensation plan provides officers and key employees an opportunity to earn an annual cash incentive compensation and a stock incentive compensation for achieving specified, performance-based goals established for the fiscal year. Awards to executive officers are based upon the committee’s review and discussion with our chief executive officer concerning his evaluation of each executive’s performance during the year relative to specific goals developed at the beginning of the year. These goals are position specific and include a mix of individual, corporate, and — where relevant — business unit measures. The primary goals used in 2006 included, earnings per share, return on assets, deposit growth, loan growth, and credit quality. These goals are aligned with the Company’s overall business plan for the year. These performance objectives allow the named executive officers to earn a cash and stock incentive compensation (50%/50% mix) up to a specified percentage of their base salary if Midwest or their particular business unit achieves established goals.

The incentive compensation for each of the executive officers (except the chief executive officer of the Company and chief operating officer of the Bank) are recommended by management, and reviewed, revised as appropriate, and approved by the committee and then the board of directors. In reviewing annual incentive awards, the committee takes into account both competitive median annual incentive values as well as the impact of annual incentive awards on total compensation.

The annual incentives the Company awarded in 2006 to the named executive officers are shown in column (g) of the Summary Compensation Table found on page 26.

The targeted levels of maximum incentive compensation as a percentage of base salary for 2006 and 2007 for the named executive officers are specified below.

	Incentive
	Compensation	Incentive Compensation	Incentive Compensation
	at Below Threshold	at Target	at Outstanding
Executive Officer	Performance Level	Performance Level	Performance Level

James J. Giancola(1)	—	—	70%
Daniel R. Kadolph(2)	16%	46%	80%
J. J. Fritz(1)	—	—	70%
Sheldon Bernstein(2)	16%	46%	80%
Thomas A. Caravello(2)	16%	46%	80%

(1)	The incentive compensation ranges for James J. Giancola and J. J. Fritz are set pursuant to their employment agreements and range between zero to 70%. Messrs. Giancola and Fritz are also eligible for stock awards as approved by the committee.

(2)	The named executive officers are eligible to receive incentive compensation (50% cash; 50% performance-accelerated restricted stock) up to the specified percentage of their base salary if Midwest or their business unit, as applicable, achieves specific performance objectives. If the performance exceeds the threshold level but is less than the target level, the incentive compensation is prorated, and if performance exceeds the target level but is less than the outstanding level, the incentive compensation is prorated. The incentive compensation for these individuals are determined partly by reference to the results achieved by Midwest and partly by the results achieved by the divisions that they lead. The objectives for individual divisions are set at different levels.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the stockholders. We have elected to use performance-accelerated restricted stock awards as our equity compensation vehicle.

Prior to 2005, we made long-term incentive awards in the form of time-vested stock options. In 2005 with the assistance of the consultant, the committee designed a performance-based, executive long-term incentive program. Under this program, the committee decided to award a mix of performance-accelerated options and performance-accelerated restricted stock. The intention was to encourage employees to create stockholder value through both the prospect of higher stock values anticipated from achieving performance goals and the vesting structure which encourages employees to achieve the performance goals as soon as possible. This program was also intended to both ensure a closer alignment between long-term compensation and performance, and reduce the dilutive impact to stockholders of service vested equity grants.

The committee developed guidelines, set forth below, in awarding equity based compensation:

•	To promote closer alignment between long-term compensation and performance, equity awards will be performance based.

•	To reduce the dilutive impact of stock option grants, awards would consist of a mix of performance-based stock options and performance-based restricted stock awards.

•	The amount of shares available for awards to employees should equal a target maximum percentage consistent with comparable group medians (in most situations) and should not exceed 12-13%.

•	Awards in any given year (absent unusual circumstances) should not exceed 1.5% of the issued and outstanding shares of our common stock.

•	Outstanding awards of restricted stock (absent unusual circumstances) should not exceed 5% of the issued and outstanding shares of our common stock.

As part of its philosophy, the committee is opposed to equity plans that contain evergreen features (automatic yearly increases of shares covered by the plan) or permit repricing of previously granted awards.

In 2006, the committee decided that all executive officers — with the exception of the chief executive officer of the Company and chief operating officer of the Bank, whose equity grants are governed by their employment contracts — would be awarded a target value of equity based upon 50% of the performance incentive compensation which would be delivered in the form of performance-accelerated restricted stock. The committee also decided that the 2006 incentive compensation to the chief executive officer of the Company and chief operating officer of the Bank would be awarded in the same manner: 50% cash and 50% performance-accelerated restricted stock. These grants cliff-vest in five years; however, vesting can be accelerated to three years if we achieve specific performance conditions related to return on assets and earnings per share. The performance conditions associated with each grant and the amount of each grant were reviewed and selected by the committee prior to the grant date. If the performance targets are not met, no acceleration occurs. The amount of equity awards made to the named executives as well as the expected value of those awards are shown in the Grants of Plan-Based Awards Table and related discussion found on pages 27. Dividends are paid on the unvested restricted stock awards. In the event of a change in control, retirement, death or disability, the restrictions automatically terminate, and the shares fully vest. If employment terminates for any other reason, all unvested shares are forfeited.

Variable Performance-Based Pay as a Percentage of Potential Compensation

We place great emphasis on variable performance-based compensation. The chart below shows the breakdown between fixed pay and variable performance-based pay for fiscal 2006:

		% of Total Compensation
		Restricted	Cash	Fixed
Name	Title	Stock Awards	Incentive	Pay

James J. Giancola	President and Chief Executive Officer	25%	23%	52%
Daniel Kadolph	Executive Vice President and Chief Financial Officer	20	10	70
J. J. Fritz	President and Chief Operating Officer, Midwest Bank and Trust Company	25	23	52
Sheldon Bernstein	Executive Vice President, Midwest Bank and Trust Company	20	15	65
Thomas A. Caravello	Executive Vice President, Midwest Bank and Trust Company	20	14	66

Severance Arrangements

None of our named executive officers have any arrangements that provide for payment of severance payments except as may be provided in their employment or transitional employment agreements discussed below, see Employment Agreements found on page 30 and Transitional Employment Agreements found on page 32. We do offer a severance program in which all eligible employees participate that does not discriminate in favor of the senior officers, including the named executive officers.

Employment Agreements and Transitional Employment Agreements

When reviewing compensation matters and developing compensation packages for executive officers, the committee takes into consideration that the Company and certain of its subsidiaries have entered into employment agreements with Messrs. Giancola and Fritz and transitional employment agreements with each of the other named executive officers and certain other officers. For a discussion of these agreements, see Employment Agreements found on page 30 and Transitional Employment Agreements found on page 32. Under our employment agreements and our transitional employment agreements with the other named executive officers, the executive officers are entitled to receive certain payments upon a change-in-control. Our stock plan provides that upon a change in control (as defined in the plan) all unvested stock options and restricted stock awards shall immediately become vested. For a discussion of post-employment termination payments, see Potential Payments Upon Termination or Change-in-Control found on page 33.

Supplemental Executive Retirement Plan and Retirement Benefits

The committee also considers that we have implemented a supplemental executive retirement plan, the SERP, for the purpose of providing retirement benefits to certain executive officers of the Company and its subsidiaries. The annual retirement benefit available under the SERP is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. For a further discussion of the SERPs, see Supplemental Executive Retirement Plan found on page 32. The amounts contributed to the plan for the benefit of the named executive officers for 2006 are set out in column (h) of the Summary Compensation Table found on page 26.

401(k) Plan

We offer a 401(k) salary reduction plan to almost all of our employees under which participants may elect to make tax deferred contributions. We contribute 1% more than the employee’s contribution up to a maximum of 5% (e.g., if the employee contributes 3% of his salary, we contribute an amount equal to 4% of the employee’s salary). The amounts contributed to the plan for the benefit of the named executive officers for 2006 are set out in column (i) of the Summary Compensation Table found on page 26.

Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. In addition, certain executive officers receive certain other additional perquisites that are described in the proxy statement in column (i) in the Summary Compensation Table found on page 26. The committee requested that Midwest disclose all perquisites provided to the executives shown in the table even if the perquisites fall below the disclosure thresholds under SEC rules.

Acquisition of Royal American Corporation

On July 1, 2006, we completed the acquisition of Royal American Corporation. In conjunction with that acquisition, the compensation committee and the board of directors unanimously approved the following:

•	The issuance of 229,000 shares of restricted stock to Royal employees, including 60,000 shares to Mr. Fritz and grants to other executive officers of Royal.

•	The assumption by Midwest and the Bank of the employment agreement of Mr. Fritz (see Employment Agreements found on page 30).

•	The execution of transitional employment agreements with executive officers of Royal (see Transitional Employment Agreements found on page 32).

•	The execution of supplemental executive retirement agreement with Mr. Fritz and with other executive officers of Royal (see Supplemental Executive Employment Plan found on page 32).

Compensation Policies

Set forth below is a discussion of other policies that impact our compensation decisions.

Internal Pay Equity

We believe that internal equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the chief executive officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists. We intend to continue to review internal compensation equity and may adopt a formal policy in the future if we deem such a policy to be appropriate.

The Tax Deductibility of Compensation Should be Maximized Where Appropriate

Midwest generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million. We review compensation plans in light of applicable tax provisions, including Section 162(m) and Section 409A of the Code, and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of Midwest.

The committee will continue to evaluate the impact of Section 162(m) and Section 409A and to consider compensation policies and programs appropriate for an organization of the Company’s size and history in an effort to address the potential impact. The committee may determine that it is appropriate to continue to compensate an executive above the 162(m) limit for various reasons, including in circumstances of outstanding corporate or executive achievement.

Financial Restatement

It is the board of directors’ policy that the compensation committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the

Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Timing of Stock Option Grants and Restricted Stock Awards

Midwest has adopted a policy on stock option grants and restricted stock awards that includes the following provisions relating to the timing of the award:

•	Except for inducement grants for new executives, we determined all restricted stock awards and stock option grants at a compensation committee meeting held during December of 2006 and will make such determination for 2007 in the first quarter of 2008.

•	Midwest executives do not have any role in selecting the grant date.

•	The grant date of the stock options and restricted stock is always the date of approval of the grants (or a specified later date as determined by the committee).

Summary Compensation Table

The following table discloses information concerning the compensation of the named executive officers during the year ending December 31, 2006.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation	Total
	Year	Salary	Bonus	($)	($)	($)	($)	($)	($)
Name and Principal Position(a)	(b)	($)(c)	($)(d)	(e)(1)	(f)(2)	(g)(3)	(h)	(i)(4)	(j)

James J. Giancola	2006	$560,000	$—	$921,265	$—	$250,000	$218,871	$86,158	$2,036,394
President and Chief Executive Officer
Daniel R. Kadolph	2006	164,460	—	12,953	2,750	25,000	13,052	75,880	294,095
Executive Vice President and Chief Financial Officer
J.J. Fritz	2006	144,231	—	400,863	—	132,000	—	21,163	698,257
President and Chief Operating Officer, Midwest Bank and Trust Company
Sheldon Bernstein	2006	194,142	—	16,192	5,500	45,000	53,218	75,158	389,210
Executive Vice President, Midwest Bank and Trust Company
Thomas A. Caravello	2006	184,860	—	16,192	5,500	40,000	44,071	50,978	341,601
Executive Vice President Midwest Bank and Trust Company

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R) of restricted stock awards and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 19 — Stock Compensation and Restricted Stock Awards to our audited financial statements for the fiscal year ended December 31, 2006, included in our annual report on form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), of stock option awards and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 19 — Stock Compensation and Restricted Stock Awards to our audited financial statements for the year ended December 31, 2006, included in our annual report on form 10-K with the Securities and Exchange Commission on March 15, 2007.

(3)	The amounts in column (g) reflect the cash awards to the named individuals under our management incentive compensation plan, which is discussed in further detail under the heading Annual Management Incentive Compensation Program found on page 22.

(4)	The following table provides information related to column (i) — All Other Compensation (automobile allowance, club membership fees, matching contributions to 401(k) plan, health club, and insurance expenses (long-term disability).

			Personal		Restricted
	Auto		Day		Stock
	Allowance	Club Fees	Policy(1)	401(k)	Dividends	Health Club	Insurance

James J. Giancola	$2,616	$2,910	$—	$20,592	$59,740	$300	$—
Daniel R. Kadolph	4,600	—	61,250	7,939	1,000	300	791
J. J. Fritz	4,988	1,064	—	7,211	7,800	100	—
Sheldon Bernstein	3,239	—	60,856	8,656	1,250	300	858
Thomas H. Caravello	—	—	39,748	9,979	1,250	—	—

(1)	In 2006, we amended our officers’ personal day policy (which had allowed officers to accumulate their personal days and to be paid for them upon termination of the officer’s employment). As part of these revisions, we distributed the funds accrued under the plan to the officer participants.

Grants of Plan-Based Awards

The following table presents information relating to non-stock grants of incentive plan awards, stock based incentive plan awards and awards of options, restricted stock and similar instruments under plans that are performance based which were granted in 2006. The table also shows the equity based compensation awards granted in 2006 that are not performance based where the payout or future value is tied to the Company’s stock price and not to other performance criteria. We did not grant any stock options to the named executive officers during 2006.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares of	of Securities	Price of	Stock
		Plan Awards(1)			Plan Awards(1)			Stock or	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Thresh-Old	Target	Maximum	Units	Options	Awards	Option
	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
Name(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

James J. Giancola(2)	1/1/06	N/A	N/A	N/A	N/A	N/A	N/A	29,316	—	—	$652,281
James J. Giancola(3)	3/23/06	$—	$—	$392,000	—	—	—	11,000	—	—	261,250
Daniel R. Kadolph	3/23/06	14,000	40,250	70,000	589	1,695	2,947	—	—	—	—
J. J. Fritz(4)	7/1/06	N/A	N/A	N/A	N/A	N/A	N/A	60,000	—	—	1,335,000
J. J. Fritz(3)	3/23/06	—	—	210,000	—	—	—	6,000	—	—	142,500
Sheldon Bernstein	3/23/06	15,531	44,653	77,657	654	1,880	3,270	—	—	—	—
Thomas A. Caravello	3/23/06	14,789	42,518	73,944	623	1,790	3,113	—	—	—	—

(1)	For a discussion of our incentive awards see Annual Management Incentive Compensation Program at page 22.

(2)	On December 29, 2005, the compensation committee approved an amendment to Mr. Giancola’s employment agreement. Under the amendment, Mr. Giancola received 29,316 shares of restricted common stock on January 1, 2006 in exchange for stock options for 100,000 shares of common stock which he was entitled to receive under his employment agreement. The restricted shares will vest on July 1, 2010. However, if the compensation committee determines certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2007. The restricted shares have voting and dividend rights.

(3)	Mr. Giancola and Mr. Fritz were awarded 11,000 and 6,000 shares, respectively, of restricted stock by the compensation committee as an incentive on December 29, 2006. The restricted shares will vest on December 29, 2011. However, if the compensation committee determines certain performance goals are met, the restricted stock will vest within 60 days of December 31, 2009. The restricted shares have voting and dividend rights.

(4)	In connection with the acquisition of Royal American Corporation in 2006, we awarded 229,000 shares of restricted stock to Royal employees, including the 60,000 shares awarded to Mr. Fritz. All of these shares have voting and dividend rights. All of these shares (except 48,098 shares held by Mr. Fritz) will vest on July 1, 2011 unless certain performance goals are satisfied. If they are satisfied, they will vest within 60 days of December 31, 2007. Of the shares awarded to Mr. Fritz, 48,098 will vest on December 31, 2007.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes for each named executive officer the information regarding outstanding stock and option awards at December 31, 2006.

	Option Awards					Stock Awards
			Equity					Equity	Equity
			Incentive			Number		Incentive Plan	Incentive Plan
			Plan			of		Awards:	Awards:
			Awards:			Shares		Number of	Market or
	Number of	Number of	Number of			or Units		Unearned	Payout Value
	Securities	Securities	Securities			of Stock	Market Value	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			That	of Shares or	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Have	Units of Stock	Rights That	or Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	That Have Not	Have Not	That Have Not
	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
Name(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James J. Giancola	—	—	—	$—	—	90,000	$2,137,500	—	—
James J. Giancola	—	—	—	—	—	29,316	696,255	—	—
James J. Giancola	—	—	—	—	—	11,000	261,250	—	—
Daniel R. Kadolph	3,000	—	—	8.50	12/8/07	—	—	—	—
Daniel R. Kadolph	7,500	—	—	11.92	4/7/08	—	—	—	—
Daniel R. Kadolph	2,575	—	—	10.59	1/27/09	—	—	—	—
Daniel R. Kadolph	4,500	—	—	10.75	4/14/09	—	—	—	—
Daniel R. Kadolph	2,976	—	—	9.09	1/28/10	—	—	—	—
Daniel R. Kadolph	4,500	—	—	8.83	8/2/10	—	—	—	—
Daniel R. Kadolph	12,000	—	—	10.21	3/29/11	—	—	—	—
Daniel R. Kadolph	12,000	—	—	14.90	3/27/12	—	—	—	—
Daniel R. Kadolph	3,500	—	—	22.03	7/1/14	—	—	—	—
Daniel R. Kadolph	—	2,000	—	19.43	7/1/15	—	—	—	—
Daniel R. Kadolph	—	—	—	—	—	2,000	47,500	—	—
Daniel R. Kadolph	—	—	—	—	—	2,105	49,994	—	—
J. J. Fritz	—	—	—	—	—	60,000	1,425,000	—	—
J. J. Fritz	—	—	—	—	—	6,000	142,500	—	—
Sheldon Bernstein	1,450	—	—	10.59	1/27/09	—	—	—	—
Sheldon Bernstein	3,000	—	—	10.75	4/14/09	—	—	—	—
Sheldon Bernstein	5,928	—	—	9.09	1/28/10	—	—	—	—
Sheldon Bernstein	15,000	—	—	8.83	8/2/10	—	—	—	—
Sheldon Bernstein	15,000	—	—	10.21	3/29/11	—	—	—	—
Sheldon Bernstein	15,000	—	—	14.90	3/27/12	—	—	—	—
Sheldon Bernstein	5,000	—	—	22.03	7/1/14	—	—	—	—
Sheldon Bernstein	—	4,000	—	19.43	7/1/15	—	—	—	—
Sheldon Bernstein	—	—	—	—	—	2,500	59,375	—	—
Sheldon Bernstein	—	—	—	—	—	2,526	59,993	—	—
Thomas A. Caravello	2,250	—	—	14.90	3/27/12	—	—	—	—
Thomas A. Caravello	3,000	—	—	22.03	7/1/14	—	—	—	—
Thomas A. Caravello	—	4,000	—	19.43	7/1/15	—	—	—	—
Thomas A. Caravello	—	—	—	—	—	2,500	59,375	—	—
Thomas A. Caravello	—	—	—	—	—	2,526	59,993	—	—

Option Exercises and Stock Vested in Last Fiscal Year

The following table summarizes for each named executive officer the number of shares acquired and amounts received upon exercise of options and vesting of restricted stock for the year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
Name(a)	(b)	(c)(1)	(d)	(e)(2)

James J. Giancola	—	$—	30,000	$670,500
Daniel R. Kadolph	—	—	—	—
J. J. Fritz	—	—	—	—
Sheldon Bernstein	1,250	15,375	—	—
Thomas A. Caravello	—	—	—	—

(1)	The amount represents the aggregate amount realized determined by subtracting the exercise price of the options from the market price on the date the options were exercised.

(2)	The amount represents the aggregate amount realized determined by multiplying the number of shares by the market value as of the vesting date.

Pension Benefits Table

The following table sets forth for each named executive officer the specified years of credited service and the estimated present value of accumulated benefits under our supplemental executive retirement plan. The benefits information regarding the supplemental executive retirement plans can be found under the heading Supplemental Executive Retirement Plan on page 32.

			Present Value of
		Number of Years	Accumulated	Payments During Last
	Plan Name	Credited Service (#)	Benefit ($)	Fiscal Year ($)
Name(a)	(b)	(c)	(d)	(e)

James J. Giancola	SERP	1	$218,871	—
Daniel R. Kadolph	SERP	6	88,698	—
J. J. Fritz	SERP	15	52,980	—
Sheldon Bernstein	SERP	6	315,414	—
Thomas A. Caravello	SERP	6	210,530	—

Nonqualified Deferred Compensation

The following table summarizes for the named executive officers the full amount of non-tax qualified deferred compensation that we are obligated to pay to each named executive officer, including the full amount of earnings for 2006.

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Balance at Last
	Last FY ($)	Last FY ($)	in Last FY ($)	Distributions ($)	FYE ($)
Name(a)	(b)	(c)	(d)	(e)	(f)

James J. Giancola	$—	$—	$—	$—	$—
Daniel R. Kadolph	—	—	—	—	—
J. J. Fritz	—	—	—	—	—
Sheldon Bernstein	—	—	—	—	—
Thomas A. Caravello	—	—	—	—	—

Equity Compensation Plan Information

Number of
	Number of		Securities Remaining
	Securities to		Available for Future
	be Issued Upon	Weighted-Average	Issuance Under Equity
	Exercise of Outstanding	Exercise Price of	Compensation Plans
	Options, Warrants,	Outstanding Options,	(Excluding Securities
Plan Category	and Rights	Warrants, and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	907,677	$17.50	2,053,750
Equity compensation plans not approved by security holders	90,000	18.71	—

Total	997,677	$17.61	2,053,750

(1)	The Company’s Stock and Incentive Plan permits 3,900,000 shares for issuance as either incentive stock options or nonqualified stock options. As of December 31, 2006, 927,573 options were exercised.

Employment Agreements

Employment Agreement with James J. Giancola.  On September 28, 2004, the Company and the Bank and entered into an employment agreement with James J. Giancola. The employment agreement is effective through December 31, 2009 unless otherwise terminated pursuant to the terms of the agreement. Thereafter, the employment agreement will automatically renew for one year periods. Mr. Giancola will serves as chief executive officer and president of the Company and chief executive officer of the Bank.

Under the terms of this agreement, Mr. Giancola receives a base salary ($560,000 for 2006) which will be reviewed annually. Any salary adjustment (whether increased or decreased) shall be based on: (i) Mr. Giancola’s performance since his last review; (ii) the performance and profitability of the Company; and (iii) the Company’s salary policy effective at the time of any such salary review and adjustment. Mr. Giancola is also eligible to receive performance-based annual cash incentive compensation (no greater than 70% of his base salary) and/or stock awards as determined by the board.

Upon Mr. Giancola’s resignation, he shall be entitled to receive any base salary which has been earned through the effective date of such resignation. Mr. Giancola shall not be entitled to receive any other compensation or benefits under any Company benefit plans or the agreement. Mr. Giancola will have the right to purchase health insurance at his own expense through age 65.

During the period of Mr. Giancola’s employment, the Company shall pay up to $60,000 for him to join the club of his choice and will reimburse him for dues to such club not to exceed $500 per month.

If Mr. Giancola’s employment is terminated due to his death or disability, for cause (as defined in the agreement), voluntarily by Mr. Giancola or through the expiration of the employment agreement, the Company and the Bank will have no further obligations to him.

If Mr. Giancola’s employment is terminated by the Company without cause, he shall be entitled to receive severance pay of up to 100% of his then base salary based upon the following severance vesting schedule, with such payment being due within thirty days of his termination. Mr. Giancola is in his third year of service.

Years of Service	% of Base

1	0%
2	60%
3	70%
4	80%
5	100%

In addition, upon such termination, until Mr. Giancola reaches age 65 or his earlier death before age 65, the Company shall at Mr. Giancola’s expense continue on his behalf and on behalf of his spouse and dependents medical, dental, and hospitalization benefits provided (x) to Mr. Giancola at any time during the 90-day period prior to his termination or (y) to other similarly situated executives who continue in the employ of the Company. Our obligation with respect to the foregoing benefits shall be limited to the extent that Mr. Giancola obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case we may reduce the coverage of any benefits it is required to provide Mr. Giancola as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to Mr. Giancola than the coverages and benefits required to be provided under the agreement.

Upon a change-in-control (generally the acquisition of 50% or more of the voting power of the Company, a significant change in the composition of our board, a merger where we are not the surviving entity or a sale of most of our assets), all of Mr. Giancola’s outstanding stock options and other incentive awards from the Company shall become fully exercisable, all restrictions on Mr. Giancola’s outstanding awards of restricted stock shall lapse and we shall pay Mr. Giancola a cash lump sum payment equal to 299% of his base amount as defined in section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. If this payment would cause the Company to contravene any law, regulation or policy applicable to the Company, such payment shall be made to the extent permitted by law, regulation, or policy, and the remainder of such payment shall be made from time to time at the earliest time permitted by law, regulation, or policy.

Under the terms of the agreement, Mr. Giancola has agreed that for a two year period following the termination of his employment, he will not recruit or hire or attempt to recruit or hire employees of the Company or the Bank. He has also agreed that for this period, he will not, directly or indirectly: solicit the banking business of any current customers of the Company or the Bank; acquire, charter, operate or enter into any franchise or other management agreement with any financial institution; serve as an officer, director, employee, agent or consultant to any financial institution; establish or operate a branch or other office of a financial institution within the city limits of or having its main office or a branch within fifty miles of the main office of the Bank or any of its branches.

Employment Agreement with J. J. Fritz.  Pursuant to the Agreement and Plan of Merger, by and between the Company and Royal American Corporation, the Company succeeded to Royal’s employment agreement with Mr. Fritz upon the completion of our acquisition of Royal American. The employment agreement provides for Mr. Fritz’s employment as the president and chief operating officer of the Bank and as an executive vice president of the Company. The agreement is for an initial term ending November 1, 2010, subject to earlier termination on three years’ notice by either party. At the end of the term, Mr. Fritz has a one-time option to either (a) terminate his employment and receive a lump sum payment equal to his base salary for the last year of his employment, plus employer-paid health insurance coverage for himself and his wife through age 65 (or such later date as necessary for Medicare eligibility), or (b) continue his employment on an at-will basis unless and until a new employment agreement is negotiated.

The employment agreement provides for an annual base salary of at least $300,000. In addition, Mr. Fritz is entitled to incentive compensation based on structure and performance measures determined by the Company’s compensation committee and board of directors, provided that the maximum incentive compensation for which he is eligible is equal to 70% of his base salary.

If the Company terminates Mr. Fritz’s employment prior to November 1, 2010, other than for due cause (as defined in the agreement), Mr. Fritz will be entitled to continue to receive the compensation and benefits described above for a period of three years, so long as he continues to satisfactorily work and perform his duties. Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.

If Mr. Fritz is terminated for due cause, or if he resigns without giving the required notice, the Company will have no obligation to make any payments to Mr. Fritz except for salary earned through the date of termination, and any other rights and benefits as determined in accordance with the terms and conditions of the applicable plans and programs.

In the event of Mr. Fritz’s death or disability, his employment will terminate as of the date the death or disability occurs, but Mr. Fritz, or his estate or named beneficiary in the event of his death, will be entitled to continue to receive his base salary for a period of 90 days, along with employer-paid health insurance coverage for himself and/or his wife through age 65 (or later as necessary for Medicare eligibility). Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.

If, following a change-in-control (generally the acquisition of 25% or more of our common stock by any person over an 18 month period, a merger where our stockholders do not control the surviving entity or the sale of substantially all of our assets) Mr. Fritz is terminated other than for due cause, death or disability, or he voluntarily terminates for good reason (as defined in the employment agreement), he will be entitled to receive (a) a monthly payment equal to 1/12th of his average total annual compensation for the last 3 years of full time employment, payable for a period of 35 months commencing in the month his employment is terminated, and (b) employer-paid health insurance coverage for himself and his wife, through age 65 (or such later age as necessary for Medicare eligibility).

The employment agreement includes covenants limiting Mr. Fritz’s ability to compete with the Company (or its successor) following his termination, which are also consistent with the limitations in the original employment agreement with Royal.

Transitional Employment Agreements

The Company and certain subsidiaries of the Company have entered into separate transitional employment agreements with certain of the named executive officers (Messrs. Kadolph, Bernstein, and Caravello) and certain other officers of the Company’s subsidiaries. The agreements are designed to mitigate the impact of change-in-control transactions on the performance of key officers and executives. In the event of a “change-in-control” (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including the payment of directors’ fees, if any) with the right to participate in new or continuing incentive, benefit and other plans.

In the event the employment of an officer is terminated by (1) the officer for any reason during the first year following the change-in-control (subject to the requirement that certain officers must wait 90 days following the change of control to exercise such right of termination), (2) by an acquiror for any reason other than death, disability or cause, or (3) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue the affected officer’s salary (including the payment of directors’ fees, if any) for 12 or 24 months after the termination of employment and the affected officer is prohibited from competing with the Company for 6 months or 24 months, respectively.

Supplemental Executive Retirement Plan

The Company has implemented a supplemental executive retirement plan, the SERP, for the purpose of providing certain retirement benefits to those executive and other corporate officers of the Company and its subsidiaries approved by the board of directors. The annual retirement benefit available under the SERP is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. To qualify, each participant must continue to remain employed with the Company for at least five years following the adoption of the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits to the extent such amounts exceed a participant’s accrued benefit under the SERP at the time of death.

All of the Named Executive Officers participate in the SERP. In addition, 32 other officers also participate in the SERP. For information relating to the amounts we contributed to the SERPs in 2006 for the named executive officers, see column (h) in the Summary Compensation Table found on page 26.

Potential Payments Upon Termination or Change-in-Control

The tables below in this section reflect the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination for cause, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006 and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Non-equity incentive compensation earned under our management incentive compensation;

•	Amounts contributed under our 401(k) plan;

•	Unused earned vacation; and

•	Amounts accrued and vested through the officer’s SERP. No benefit is paid if employment is terminated for cause.

If Mr. Giancola’s employment is terminated by the Company without cause, he will receive severance pay of up to 100% of his base salary based upon the following vesting schedule: 60% after 2 years service, 70% after 3 years service, 80% after 4 years service and 100% after 5 years service. Mr. Giancola is in his third year of service.

If Mr. Fritz’s employment is terminated by the Company without cause prior to November 1, 2010, he will receive his base salary and incentive compensation for a period of three years.

Payments Made Upon Retirement

In the event of retirement of a named executive, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he will receive the following amounts.

•	All stock options fully vest and must be exercised within one year from the date of normal retirement (age 65). Options must be exercised within three months from date of early retirement (age 55).

•	At normal retirement all outstanding restrictions are lifted on performance accelerated restricted stock. Outstanding restricted shares are forfeited if executive retires before age 65.

•	At normal retirement, a percentage of final salary as defined by the executive’s SERP is paid in twelve monthly installments over fifteen years. An amount equal to an increasing percentage of the executive’s normal benefit amount is paid at early retirement beginning at age 60 (50% at age 60, 60% at age 61, 70% at age 62, 80% at age 63, and 90% at age 64).

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he will receive the following amounts.

•	All stock options fully vest and must be exercised within one year.

•	All outstanding restrictions are lifted on performance accelerated restricted stock and the shares fully vest.

•	If the executive terminates employment due to a disability, a percentage of current salary as defined by the executive’s SERP is paid in twelve monthly installments over fifteen years beginning the month following the executive’s 65th birthday.

•	Under the SERP, if the executive dies while in active service death benefits will be provided by way of a compensatory split-dollar life insurance arrangement in an amount equal to the age 65 accrual balance. If the executive dies during payment of a benefit the remaining benefits will be paid to their beneficiary. If the executive dies after termination of employment but before the benefit starts, the beneficiary will be paid the same benefits that the executive was entitled to prior to death.

In the event of Mr. Fritz’s death, his estate will continue to receive his base salary for 90 days along with employer paid health insurance coverage for his spouse through age 65.

Payments Made Upon a Change of Control

We have entered into employment agreements or transitional employment agreements with each named executive officer. If an executive’s employment is terminated following a change-in-control or the executive terminates his employment in certain circumstances defined in the agreement, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he will receive the following amounts

•	All stock options fully vest.

•	All outstanding restrictions are lifted on performance accelerated restricted stock and the shares fully vest.

•	Under the SERP, the executive is paid a percentage of the age 65 accrual balance.

•	The named executives, except Mr. Giancola and Mr. Fritz, have entered into transitional employment agreements which provide for a payment equal to two times annual salary and cash incentive compensation. They are also eligible to continue insurance benefits under COBRA at the employee cost sharing rate for two years.

•	Mr. Giancola’s employment agreement provides for a cash lump sum payment equal to 299% of his base salary.

•	Mr. Fritz’s employment agreement provides a monthly payment equal to 1/12th of his average total annual compensation for the last three years of full time employment payable for a period of 35 months. He is also eligible for employer paid health insurance coverage for himself and his wife through age 65.

The following table shows the potential payments upon termination or change of control of Midwest for James J. Giancola as if such events had occurred on December 31, 2006.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
	on	on	on	on	on	Control) on	on	on
Executive Benefits and Payments Upon Separation	12/31/2006	12/31/2006(7)	12/31/2006(7)	12/31/2006	12/31/2006	12/31/2006	12/31/2006	12/31/2006

Compensation:
Management incentive compensation plan	$250,000	N/A	N/A	$250,000	$—	$250,000	$250,000	$250,000
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	3,095,005	3,095,005	3,095,005
401(k) plan(2)	65,051	N/A	N/A	65,051	65,051	65,051	65,051	65,051
Retirement plans including SERP(3)	—	N/A	N/A	—	—	2,790,030	—	—
Health and welfare benefits(4)	—	N/A	N/A	52,471	—	52,471	—	—
Disability income(5)	—	N/A	N/A	—	—	—	415,885	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	1,120,000
Excise tax & gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	336,000	—	937,558	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Giancola’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Giancola would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Giancola under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Giancola would be entitled to receive under our disability program. Mr. Giancola would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Giancola’s beneficiaries upon his death.

(7)	Mr. Giancola does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for Daniel R. Kadolph as if such events had occurred on December 31, 2006.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
	on	on	on	on	on	Control) on	on	on
Executive Benefits and Payments Upon Separation	12/31/2006	12/31/2006(7)	12/31/2006(7)	12/31/2006	12/31/2006	12/31/2006	12/31/2006	12/31/2006

Compensation:
Management incentive compensation plan	$25,000	N/A	N/A	$25,000	$—	$25,000	$25,000	$25,000
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	106,134	106,134	106,134
401(k) plan(2)	450,241	N/A	N/A	450,241	450,241	450,241	450,241	450,241
Retirement plans including SERP(3)	88,697	N/A	N/A	88,697	—	1,144,088	160,304	1,019,029
Health and welfare benefits(4)	—	N/A	N/A	—	—	25,186	—	—
Disability income(5)	—	N/A	N/A	—	—	—	1,272,161	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	350,000
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	87,500	—	400,000	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Kadolph’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Kadolph would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Kadolph under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Kadolph would be entitled to receive under our disability program. Mr. Kadolph would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Kadolph’s beneficiaries upon his death.

(7)	Mr. Kadolph does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for J. J. Fritz as if such events had occurred on December 31, 2006.

						Involuntary
				Involuntary		for Good
				not For		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
	on	on	on	on	on	Control) on	on	on
Executive Benefits and Payments Upon Separation	12/31/2006	12/31/2006(7)	12/31/2006(7)	12/31/2006	12/31/2006	12/31/2006	12/31/2006	12/31/2006

Compensation:
Management incentive compensation plan	$132,000	N/A	N/A	$132,000	$—	$132,000	$132,000	$132,000
Benefits & Perquisites:
Stock awards(1)	1,142,328	N/A	N/A	1,142,328	—	1,567,500	1,567,500	1,567,500
401(k) plan(2)	10,138	N/A	N/A	10,138	10,138	10,138	10,138	10,138
Retirement plans including SERP(3)	52,980	N/A	N/A	52,980	—	1,067,614	613,574	935,020
Health and welfare benefits(4)	—	N/A	N/A	54,940	—	54,940	2,471	2,471
Disability income(5)	—	N/A	N/A	—	—	—	490,885	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	675,000
Excise tax & gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	823,123	—	1,203,875	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Fritz’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Fritz would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Fritz under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Fritz would be entitled to receive under our disability program. Mr. Fritz would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Fritz’s beneficiaries upon his death.

(7)	Mr. Fritz does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for Sheldon Bernstein as if such events had occurred on December 31, 2006.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
Executive Benefits and Payments	on	on	on	on	on	Control) on	on	on
Upon Separation	12/31/2006	12/31/2006	12/31/2006(7)	12/31/2006	12/31/2006	12/31/2006	12/31/2006	12/31/2006

Compensation:
Management incentive compensation plan	$45,000	$45,000	N/A	$45,000	$—	$45,000	$45,000	$45,000
Benefits & Perquisites:
Stock awards(1)	—	136,648	N/A	—	—	136,648	136,648	136,648
401(k) plan(2)	380,676	380,676	N/A	380,676	380,676	380,676	380,676	380,676
Retirement plans including SERP(3)	315,414	350,877	N/A	315,414	—	789,605	442,994	688,604
Health and welfare benefits(4)	—	—	N/A	—	—	9,148	—	—
Disability income(5)	—	—	N/A	—	—	—	475,781	—
Life insurance benefits(6)	—	—	N/A	—	—	—	—	388,284
Excise tax and gross-up	—	—	N/A	—	—	—	—	—
Cash severance	—	—	N/A	97,071	—	478,284	—	—
Accrued vacation pay	—	—	N/A	—	—	—	—	—

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Bernstein’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Bernstein would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Bernstein under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Bernstein would be entitled to receive under our disability program. Mr. Bernstein would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Bernstein’s beneficiaries upon his death.

(7)	Mr. Bernstein does not qualify for normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for Thomas A. Caravello as if such events had occurred on December 31, 2006.

						Involuntary
				Involuntary		for Good
				not for		Reason
	Voluntary	Early	Normal	Cause	For Cause	Termination
	Termination	Retirement	Retirement	Termination	Termination	(Change-in-	Disability	Death
Executive Benefits and Payments	on	on	on	on	on	Control) on	on	on
Upon Separation	12/31/2006	12/31/2006(7)	12/31/2006(7)	12/31/2006	12/31/2006	12/31/2006	12/31/2006	12/31/2006

Compensation:
Management incentive compensation plan	$40,000	N/A	N/A	$40,000	$—	$40,000	$40,000	$40,000
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	136,648	136,648	136,648
401(k) plan(2)	194,375	N/A	N/A	194,375	194,375	194,375	194,375	194,375
Retirement plans including SERP(3)	210,530	N/A	N/A	210,530	—	775,980	377,602	676,973
Health and welfare benefits(4)	—	N/A	N/A	—	—	407	—	—
Disability income(5)	—	N/A	N/A	—	—	—	463,064	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	390,000
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	97,500	—	470,000	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Caravello’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Caravello would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Caravello under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Caravello would be entitled to receive under our disability program. Mr. Caravello would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Caravello’s beneficiaries upon his death.

(7)	Mr. Caravello does not qualify for either early retirement or normal retirement based on his age.

Transactions with Certain Related Persons

Some of our executive officers and directors are, and have been during the preceding year, clients of the Bank and some our executive officers and directors are direct or indirect owners of 10% or more of the equity of entities which are, or have been in the past, clients of the Bank. As such clients, they have had transactions in the ordinary course of business of the Bank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. At December 31, 2006, the Company’s directors, executive officers, and their business interests had loans outstanding, whose individual aggregate indebtedness to the Bank exceeded $120,000, totaling approximately $32.5 million in the aggregate, which represented 11.3% of total stockholders’ equity as of that date. All such loans were approved in conformity with the guidelines established by bank regulatory agencies. In addition, such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us, and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2006, the Company paid $4,000 for subscription to an economic service provided by Dr. Robert J. Genetski.

The Company made payments totaling $79,000 in 2006 to DiPaolo Company, a company controlled by Angelo DiPaolo, a director of the Company, for construction services (representing less than 1% of the consolidated revenues of the DiPaolo Company). The Company also made payments totaling $32,000 for the purchase of bank-owned vehicles from (and services on bank owned vehicles performed by) Rizza Cadillac Buick Hummer and Joe Rizza Ford, all companies controlled by Joseph Rizza, a director of the Company (which represented less than 1% of the consolidated gross revenues of these entities). The Company also made payments totaling $254,00 to a security systems company managed by the son-in-law of LeRoy Rosasco, a director who retired from the Board in May of 2005, who owns 6.1% of the Company’s common stock.

On December 29, 2005, the Bank entered into a lease for a branch office in Franklin Park, Illinois with Crossings Commercial, LLC, an entity controlled by Angelo DiPaolo. The lease is for fifteen years and provides for annual rental payments of $41,106 (on a triple net basis). However, if another tenant enters into a lease at this facility for a square foot rental less than what the Bank is paying, the annual rental for the Bank will be reduced to this amount.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The audit committee consists of four non-employee, independent directors. The current members of the committee are Messrs. Hartley (Chairman), Forrester, Genetski, and Wolin, each of whom has been determined to meet independence and financial experience requirements under applicable SEC and NASDAQ rules. During the year ended December 31, 2006, the committee held ten meetings. The committee met with the independent accountant and the internal auditor, with and without management present. In addition, the committee met alone in executive session.

The board of directors has determined that Mr. Hartley qualifies as an “audit committee financial expert” within the meaning of SEC and NASDAQ rules. All members of the committee satisfy the NASDAQ financial literacy standards.

The committee has adopted a pre-approval policy for permitted audit, audit-related, tax and other services to be provided to the Company by its independent registered public accounting firm. The committee has also adopted procedures for the anonymous confidential submission of complaints, and concerns of employees, regarding accounting, internal controls, or auditing matters.

The committee has adopted a written charter that outlines the responsibilities and processes of the committee. The charter of the audit committee is available on our website, www.midwestbanc.com — Investor Relations — Corporate Governance. In accordance with its charter, the committee has the responsibility for monitoring the integrity of the financial reporting system. In this capacity the committee is responsible for the oversight of financial controls, the Company’s accounting, regulatory and audit activities and annually reviews the qualifications of our independent registered public accounting firm.

The committee is directly responsible for the appointment, oversight, compensation and retention of PricewaterhouseCoopers LLP, PwC, the independent registered public accounting firm for the Company who was engaged in April 2005, by the audit committee as Midwest’s independent registered public accounting firm following the resignation of Midwest’s former independent accountant, as described under the caption Change of Independent Registered Public Accounting Firm below at page 42.

Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The responsibility for the quality and integrity of our financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with management. PwC is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on (i) the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. It is the Audit Committee’s responsibility to monitor and oversee these processes.

In fulfilling its obligations under its written charter, the audit committee has:

1. Reviewed and discussed Midwest’s audited financial statements for the fiscal year ended December 31, 2006 with management and PwC;

2. Reviewed and discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees);

3. Received from PwC the written disclosures and the letter required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee was advised by PwC that no member of the firm has any financial interest, either direct or indirect, in Midwest during the time that it has served as Midwest’s independent accountant. Consistent with Independence Standards board

Standard No. 1 and the SEC’s “Revision of the Commission’s Auditor Independence Requirements,” which became effective February 5, 2001, the Audit Committee considered whether these relationships and arrangements are compatible with maintaining PwC’s independence;

4. Discussed the reasonableness of significant financial reporting issues in connection with the preparation of Midwest’s financial statements, including the quality of the accounting principles used;

5. Reviewed Midwest’s quarterly reports on SEC Form 10-Q prior to filing; and

6. Reviewed both the independent accountant and internal auditor audit plans for the year.

The audit committee received periodic updates provided by management and PwC at regularly scheduled committee meetings.

Based on the foregoing reviews and discussions, the audit committee, exercising its business judgment, concluded that PwC is independent and recommended to the board of directors that Midwest’s 2006 audited consolidated financial statements be included in Midwest’s Annual Report on Form 10-K for the year ended December 31, 2006. We have selected PwC as the Company’s independent registered public accounting firm for fiscal 2007, and the board of directors approved submitting the selection of PwC for ratification by the stockholders at the 2007 annual meeting.

This report is submitted by the Audit Committee.

Gerald F. Hartley (Chairman)
Barry I. Forrester
Robert Genetski
Leon Wolin

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Midwest has selected PricewaterhouseCoopers LLP, PwC, as Midwest’s independent registered public accounting firm for the year ending December 31, 2007. The decision to retain PwC was made by the audit committee and the decision to place the ratification of PwC on the annual meeting agenda was approved by the board of directors.

PwC has served as our independent registered public accounting firm since April 19, 2005. We expect that a representative from PwC will be present at the meeting. This representative will be offered an opportunity to make a statement if desired and will be available to respond to appropriate questions.

Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee believes such a change would be in the best interests of the Company and its stockholders.

Although approval by the stockholders is not required, the appointment of PwC is being submitted for ratification at the meeting as a matter of good corporate governance and with the objective of soliciting stockholders’ opinions, which the audit committee will consider in future deliberations.

Adoption of this proposal will require the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy. The directors intend to vote for this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

INDEPENDENT ACCOUNTANT

Change of Independent Registered Public Accounting Firm

Under its charter, the audit committee is solely responsible for reviewing the qualifications of and selecting our independent accountant.

The committee engaged the firm of PricewaterhouseCoopers LLP, PwC, to serve as Midwest’s independent registered public accounting firm as of April 19, 2005. McGladrey & Pullen, LLP, McGladrey, our independent registered public accounting firm for the fiscal years ended December 31 2003 and 2004, resigned effective March 11, 2005.

During the two years ended December 31, 2004 and during the interim period through the date of PwC’s engagement on April 19, 2005, we did not consult with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements and neither a written report was provided to the Company nor oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in paragraph 304(a)1(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event required to be reported under paragraph 304(a)1(v) of Regulation S-K.

McGladrey orally advised us just prior to the close of business on March 11, 2005, that it had resigned as our independent accountant. We received written confirmation of McGladrey’s resignation on March 14, 2005.

The reports of McGladrey on the Company’s financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and 2003, and through March 11, 2005, except as noted below, there were no disagreements with McGladrey on matters of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey, would have caused it to make reference to the subject matter of the disagreement in its reports on the financial statements for such fiscal years. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2004 and 2003 and through March 11, 2005.

We received an unqualified opinion from McGladrey on our financial statements for the years ended December 31, 2004 and 2003. McGladrey expressed an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting and an adverse opinion on the effectiveness of our internal control over financial reporting as of December 31, 2004.

McGladrey advised the audit committee that during the conduct of the 2004 audit, McGladrey encountered a disagreement with management over whether the impairment of FNMA Series F perpetual preferred securities we held by as available-for-sale securities at December 31, 2004, was other than temporary.

At December 31, 2004, shares of FNMA Series F perpetual preferred securities had been trading at amounts less than their amortized cost for a period of sixteen consecutive months. Management believed that the decline in the value of these securities was due, in large part, to the reset of the dividend rate in the spring of 2004, which was a low point in the interest rate cycle, followed by a subsequent increase in interest rates. Management noted that the next dividend reset date was scheduled for March 2006. We expected this investment to recover its original cost as interest rates increased and had both the intent and ability to hold the investment until such recovery occurred.

At the urging of McGladrey, we adopted a more conservative position and classified the impairment of these securities as other-than-temporarily impaired. The Company recognized a non-cash pre-tax charge of $10.1 million in its fourth quarter statement of income for the other-than-temporary impairment of its floating rate FNMA Series F perpetual preferred securities. This loss previously had been reflected in comprehensive income. This action resulted in the reclassification, after tax, of $5.6 million, or $0.31 per diluted share, from comprehensive income to the statement of income for the fourth quarter and reduced net income to $2.4 million, or $0.13 per diluted share, for the year ended December 31, 2004. The reclassification had minimal impact on our stockholders’ equity at December 31, 2004.

It is the practice of the Company not to retain securities that are classified as other-than-temporarily impaired. Accordingly, these securities were liquidated in February 2005 at a $1.3 million gain in excess of the year-end carrying value. We continue to hold other floating rate perpetual preferred securities of FNMA, which management has concluded are not other-than-temporarily impaired because they are appreciated in value.

The audit committee discussed with McGladrey its disagreement with management as to whether shares of our available-for-sale floating rate perpetual preferred equity securities were “other-than-temporarily” impaired, as defined in FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and Securities and Exchange Commission Staff Accounting Bulletin No. 59, “Accounting for Noncurrent Marketable Equity Securities.”

The Company authorized McGladrey to respond fully to the inquiries of PwC, the Company’s successor accountant, concerning the subject matter of the disagreement described herein.

Fees Paid to PricewaterhouseCoopers LLP

The following is a summary of the fees and out-of-pocket expenses billed to the Company by PwC for professional services rendered for the years ended December 31, 2006 and 2005. The audit committee considered and discussed with PwC the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s accountant.

Fee Category	2006	2005

Audit Fees	$794,879	$799,884
Audit-Related Fees	$—	$—
All Other Fees	$2,400	$2,400

Audit Fees.  Audit fees are for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, the audit of our internal control over financial reporting, reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, as well as such services as comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and similar services that are reasonably related to the performance of the audit or review of the consolidated financial statements, are not reported under “Audit Fees”, and include accounting consultations and attest services that are not required by statute or regulation.

Tax Fees.  PwC did not perform any professional services for Midwest that would be considered tax-related.

All Other Fees.  All other fees includes a subscription fee to PwC’s research tool.

Pre-approval of Services by the Independent Accountant

The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The audit committee will consider annually and, if appropriate, approve the provisions of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provisions of certain defined audit and non-audit services.

For services that have not been pre-approved, the committee has delegated to the Chairman of the committee the authority to pre-approve audit-related and non-audit services, not prohibited by law, to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $100,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit related services and fees to the full committee at its next regular meeting.

Any proposed engagement that does not fit with the definition of a pre-approved service and cannot be approved by the Chairman of the audit committee, may be presented to the committee for consideration at its next regular meeting or, if earlier consideration is required, to the committee at a special meeting. The audit committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm.

ADDITIONAL INFORMATION

Stockholder Proposals

To be considered for inclusion in our proxy and form of proxy relating to the 2008 annual meeting of stockholders, a stockholder proposal must be received prior to December 9, 2007, by the president of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.

Notice of Business to Be Conducted at the Annual Meeting

Under our by-laws, the only business which may be conducted at an annual meeting of stockholders is that business brought before the meeting by the board of directors or by any stockholder who is entitled to vote and who has complied with the notice procedures set forth in our by-laws. For business to be brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and must have given timely notice in writing to our President. For the 2008 annual meeting, a stockholder must give written notice to the President of the Company by January 8, 2008; provided, however, that, in the event less than 130 days notice or prior public disclosure that the date of the 2008 annual meeting will be held on a date other than May 7, 2008, notice by the stockholder to be timely must be so delivered not later than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting.

A stockholder’s notice to our President must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the matter the stockholder desires to present,

•	the name and record address of the stockholder who proposed such matter,

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder and

•	any material interest of such stockholder in such business.

Our by-laws provide that nominations for election to the board of directors may be made only by the board of directors or by stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the by-laws described above.

In addition to the information described above, the stockholder’s notice must set forth, as to each person the stockholder proposes to nominate for election or re-election as a director, his or her name and qualifications, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Exchange Act. We are not required to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Director Nomination Suggestions to Corporate Governance and Nominating Committee

The corporate governance and nominating committee will consider nominees recommended by stockholders. A stockholder who wishes to recommend a nominee for the committee’s consideration may do so by submitting the name of the nominee in writing to the Chairman of the corporate governance and nominating committee,

Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January 1st of each year, for consideration at the next annual meeting. In submitting nominees, persons should be aware of and apply the guiding principles for director qualifications discussed above under Director Nomination Procedures at page 8. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the committee.

Other Matters Which May Properly Come Before the meeting

The board of directors knows of no business which will be presented for consideration at the annual meeting other than as stated in the Notice of annual meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters, to the extent legally permissible, in accordance with their best judgment.

Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are then present at the meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the meeting.

By Order of the board of directors

Daniel R. Kadolph
Secretary

Melrose Park, Illinois
April 2, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Barry I. Forrester, CFA	☐	☐	02 - J.J. Fritz	☐	☐	03 - Robert J. Genetski, Ph.D	☐	☐
04 - James J. Giancola	☐	☐	05 - Gerald F. Hartley, CPA	☐	☐	06 - Homer J. Livingston, Jr.	☐	☐
07 - Angelo DiPaolo	☐	☐	08 - Joseph Rizza	☐	☐	09 - Thomas A. Rosenquist	☐	☐
10 - E.V. Silveri	☐	☐	11 - Msgr. Kenneth Velo	☐	☐	12 - Leon Wolin	☐	☐
 +

		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent accountant for the fiscal year ending December 31, 2007.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation’s name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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C 1234567890 J N T 1 U P X 0 1 3 2 0 2 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>                                00PK8C

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Midwest Banc Holdings, Inc.

501 West North Avenue
Melrose Park, Illinois 60160
The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Robert Figarelli, Bruno P. Costa and Joseph Parrillo, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Dominican University Priory Campus, 7200 W. Division Street, River Forest, Illinois 60305, on May 2, 2007, at 10:00 a.m. central time or at any adjournment thereof, and to vote all the shares of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.
The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. If this proxy is properly executed but no direction is made, it will be voted FOR all of the nominees for director and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountant for the fiscal year ending December 31, 2007.
YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)